As filed with the Securities and Exchange Commission on March 27, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Navistar International Corporation

(Exact name of registrant as specified in its charter)

Delaware	36-3359573
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2701 Navistar Drive

Lisle, Illinois 60532

(331) 332-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Navistar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-1264810
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2701 Navistar Drive

Lisle, Illinois 60532

(331) 332-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven K. Covey

Senior Vice President, General Counsel and Chief Ethics Officer

2701 Navistar Drive

Lisle, Illinois 60532

(331) 332-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Dennis M. Myers, P.C.

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Fax: (312) 862-2200

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
8.25% Senior Notes due 2021	—	—	—	—
Guarantee of 8.25% Senior Notes due 2021(3)	—	—	—	—
Total	—	—	—	—

(1)	Pursuant to General Instruction II.D of Form S-3, not specified as to the securities to be registered. There is being registered hereby such indeterminate amount of the identified securities as may from time to time be issued at indeterminate prices. The securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies.
(2)	Pursuant to Rules 456(b) and 457(r), the Registrant is deferring the payment of the Registration Fee.
(3)	Includes guarantees by Navistar, Inc. of the 8.25% Senior Notes due 2021. No separate registration fee is payable with respect to such guarantees pursuant to Rule 457(n) under the Securities Act of 1933.

PROSPECTUS

Navistar International Corporation

8.25% Senior Notes due 2021

We may offer and sell, from time to time, in one or more offerings, 8.25% Senior Notes due 2021 (the “Notes”). The Notes will be issued as additional notes under the indenture, dated as of October 28, 2009 (the “Indenture”), by and among Navistar International Corporation, as issuer, Navistar, Inc., as a guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which we issued on October 28, 2009 our existing 8.25% Senior Notes due 2021 (the “Existing Senior Notes”). The Notes will be treated under the Indenture as a single series with the Existing Senior Notes and will have the same terms as the Existing Senior Notes. The Notes will have the same CUSIP number and will be fungible with the Existing Senior Notes. The Notes will bear interest at a rate of 8.25% per year, payable semi-annually in arrears on May 1 and November 1 of each year. The Notes will mature on November 1, 2021.

At any time on or after November 1, 2014, we may redeem the Notes, in whole or in part, at redemption prices described in this prospectus under “Description of Notes—Optional Redemption.” Not more than once during each twelve-month period ending on November 1, 2013 and 2014, we may redeem up to $50 million in principal amount of the Notes in each such twelve-month period, at a redemption price equal to 103% of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any. We may also redeem some or all of the Notes at any time prior to November 1, 2014 at a redemption price equal to 100% of the principal amount of the notes plus a make-whole premium, plus accrued and unpaid interest, if any. If we sell certain of our assets or experience specific kinds of changes in control, we must offer to repurchase the Notes.

The Notes will be our senior unsecured obligations and rank equally in right of payment with our existing and future unsecured senior indebtedness. The Notes will rank senior in right of payment to all of our existing and future subordinated indebtedness. The Notes will also be effectively junior to our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness, regardless of whether or not such indebtedness would otherwise constitute senior indebtedness. The Notes will be guaranteed on a senior unsecured basis by our principal operating subsidiary, Navistar, Inc. The guarantee of the Notes will rank equally in right of payment with any and all of such guarantor’s existing and future indebtedness that is not subordinated in right of payment to such guarantee, senior in right of payment to any and all of such guarantor’s future indebtedness that is subordinated in right of payment to such guarantee and effectively subordinated to all existing and future secured indebtedness of such guarantor to the extent of the collateral securing such indebtedness. The Notes will be structurally subordinated to all of the existing and future obligations of those of our subsidiaries that do not guarantee the Notes.

The Notes will not be listed on any securities exchange.

For a more detailed description of the Notes, see “Description of Notes” beginning on page 7 of this prospectus and in any prospectus supplement.

This prospectus generally describes the terms that apply to the Notes and the manner in which they may be offered. Certain other terms of any Notes to be offered, including their issue date, offering price, initial interest payment date and the manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell the Notes unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement. The prospectus supplements may also add, update or change information contained in this prospectus.

Investing in the Notes involves risks, including those described under “Risk Factors” on page 5 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference herein or therein. You should carefully consider these risk factors before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 27, 2013.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context indicates otherwise, as used in this prospectus: (i) “the Company,” “us,” “we,” “our” and “Navistar” refer collectively to Navistar International Corporation and its consolidated subsidiaries and their respective predecessors; (ii) “NIC” refers to Navistar International Corporation, exclusive of its consolidated subsidiaries; (iii) “NFC” refers to Navistar Financial Corporation, a wholly-owned finance subsidiary of Navistar, Inc.; (iv) “North America” refers to the United States and Canada; and (v) “this prospectus” refers to this prospectus and any applicable prospectus supplement.

Our fiscal year ends on October 31. Our fiscal years are identified in this prospectus according to the calendar year in which they end. For example, our fiscal year ended October 31, 2012 is referred to as “fiscal 2012.” All references to a particular year that is not preceded with the word “calendar” refer to the fiscal year.

i

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance therewith, file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement, including the exhibits thereto, and to any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K (including any exhibits included with such items)):

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our Annual Report on Form 10-K for the fiscal year ended October 31, 2012 filed with the SEC on December 19, 2012 (as updated by our Current Report on Form 8-K filed with the SEC on March 25, 2013), including the information specifically incorporated in our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A (filed on January 18, 2013);

•	our Quarterly Report on Form 10-Q for the quarter ended January 31, 2013 filed with the SEC on March 7, 2013; and

•

our Current Reports on Form 8-K, as filed with the SEC on the following dates: December 12, 2012; December 17, 2012; February 15, 2013; February 19, 2013; March 8, 2013; March 20, 2013; and March 25, 2013.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit to such Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of the offerings under this prospectus. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

Navistar International Corporation

2701 Navistar Drive

Lisle, Illinois 60532

Attention: Investor Relations

(331) 332-2143

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, and such forward-looking statements only speak as of the date of the document in which such statements are made. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. These statements often include words such as “committed,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. Some of these factors include:

•	estimates we have made in preparing our financial statements;

•	our development of new products and technologies;

•	the anticipated sales, volume, demand, and markets for our products;

•	the anticipated performance and benefits of our products and technologies, including our advanced clean engine solutions;

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our business strategies relating to, and our ability to meet, federal and state regulatory heavy-duty diesel emissions standards applicable to certain of our engines, including the timing and costs of compliance and consequences of noncompliance with such standards, as well as our ability to meet other federal, state and foreign regulatory requirements;

•	our business strategies and long-term goals, and activities to accomplish such strategies and goals;

•	anticipated benefits from acquisitions, strategic alliances, and joint ventures we complete;

•	our expectations relating to the dissolution of our Blue Diamond Truck joint venture with Ford Motor Company expected in December 2014;

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our expectations and estimates relating to restructuring activities, including restructuring and integration charges and timing of cash payments related thereto, and operational flexibility, savings, and efficiencies from such restructurings;

•	our expectations relating to the possible effects of anticipated divestitures and closures of businesses;

•	our expectations relating to our cost-reduction actions, including our voluntary separation program, involuntary reduction in force, and other actions to reduce discretionary spending;

•	our implementation of a new ROIC methodology;

•	our realigning our management structure around functional expertise;

•	our changes to our organizational and segment reporting structures expected to be completed in the second quarter of 2013;

•	our expectations relating to our ability to service our long-term debt;

•	our expectations relating to our retail finance receivables and retail finance revenues;

•	our expectations relating to the availability of sufficient funds to meet operating requirements, capital expenditures, equity investments and strategic acquisitions;

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our anticipated costs relating to the development of our emissions solutions products and other product modifications that may be required to meet other federal, state, and foreign regulatory requirements;

•	our anticipated capital expenditures;

•	our expectations relating to payments of taxes;

•	our expectations relating to warranty costs;

•	our expectations relating to interest expense;

•	costs relating to litigation and similar matters;

•	estimates relating to pension plan contributions and unfunded pension and postretirement benefits;

•	trends relating to commodity prices;

•	anticipated trends, expectations, and outlook relating to matters affecting our financial condition or results of operations;

•	other factors described in the “Risk Factors” section of this prospectus, any prospectus supplement and the documents incorporated herein and therein by reference.

Factors that could cause or contribute to differences in our future financial results include those discussed in Part I, Item 1A, Risk Factors, included within our Annual Report on Form 10-K for the year ended October 31, 2012, which was filed with the SEC on December 19, 2012 and Part II, Item 1A, Risk Factors, of our Quarterly Report on Form 10-Q for the three months ended January 31, 2013, which was filed with the SEC on March 7, 2013, as well as those discussed elsewhere in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein.

There may be other factors that cause our actual results to differ materially from the forward-looking statements. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on our results of operations and financial condition. You should carefully read the factors described in the “Risk Factors” section of this prospectus and the documents incorporated by reference into this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.

Forward-looking statements speak only as of the date they were made. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

OUR COMPANY

Overview

We are a leading manufacturer of International ® brand commercial and military trucks, IC Bus™ (“IC”) brand buses and MaxxForce® brand diesel engines, as well as a provider of service parts for all makes of trucks and trailers. Additionally, we are a private-label designer and manufacturer of diesel engines for the pickup truck, van, and sport utility vehicle (“SUV”) markets. We also provide retail, wholesale, and lease financing of our trucks and parts through our financial services operations.

We market our commercial products primarily through our extensive independent dealer network in North America, which offers a comprehensive range of services and other support functions to our end users. Our commercial trucks are distributed in virtually all key markets in North America as well as in select markets outside of North America through our distribution and service network comprised, 784 U.S. and Canadian dealer and retail outlets, 86 Mexican dealer locations, and 292 international dealer locations, as of October 31, 2012. Parts are delivered to our customers either through one of our eleven regional parts distribution centers in North America or through direct shipment from our suppliers for parts not generally stocked at our distribution centers. We provide certain financial services to our customers and dealers through NFC and our foreign finance operations.

Our operations can be generally classified into four categories: Truck, Engine, Parts (collectively called “manufacturing operations”), and Financial Services, which consists of NFC and our foreign finance operations (collectively called “financial services operations”).

A brief discussion of each of our operating categories is set forth below:

Truck

Our Truck operations manufacture and distribute a full line of Class 4 through 8 trucks and buses in the common carrier, private carrier, government, leasing, construction, energy/petroleum, military vehicle, and student and commercial transportation markets under the International and IC brands. We also produce concrete mixers under the Continental Mixers brand. Our Truck operations include our largest product offering based on total external sales and revenues.

Engine

Our Engine operations design and manufacture diesel engines across the 50 through 550 horsepower range under the MaxxForce brand name for use primarily in our International branded Class 6 and 7 medium trucks, Class 8 heavy trucks, and military vehicles. Our Engine operations also include production of diesel engines for all IC applications. In addition to providing high-tech diesel engines for Navistar captive applications, our engines are also sold to global OEMs for various on-and-off-road applications. Our engines are sold worldwide for use in an assortment of applications utilizing the MaxxForce brand name. Also, we offer contract manufacturing services to OEMs for the assembly of their engines. We have engine manufacturing operations in the United States, Brazil and Argentina.

Parts

Our Parts operations support our International brand commercial and military trucks, IC brand buses, MaxxForce engines, as well as our other product lines, by providing customers with proprietary products together with a wide selection of other standard truck, trailer, and engine service parts. We distribute service parts in North America and the rest of the world through the dealer network that supports our Truck and Engine products.

Financial Services

Our Financial Services operations provide and manage retail, wholesale, and lease financing of products sold by the Truck and Parts categories and their dealers within the U.S. and Mexico. Substantially all revenues earned by the Financial Services operations are derived from supporting the sales of our vehicles and products. We also finance wholesale and retail accounts receivable, of which substantially all revenues earned are received from our Truck and Parts operations. Our Financial Services operations continue to meet the primary goal of providing and managing financing to our customers in U.S. and Mexico markets by arranging cost effective funding sources, while working to mitigate credit losses and impaired vehicle asset values. This category provided wholesale financing for 88% and 90% of our new truck inventory sold by us to our dealers and distributors in the U.S. in fiscal 2012 and fiscal 2011, respectively.

Corporate Structure

Our common stock is publicly traded on the New York Stock Exchange under the symbol “NAV”. NIC is a holding company that conducts its manufacturing operations principally through Navistar, Inc. and, to a lesser extent, certain other wholly owned foreign and domestic subsidiaries and joint ventures. We also have majority-owned subsidiaries whose principal business is owning an International dealership. These subsidiaries are acquired and disposed of by us from time to time in order to facilitate the transition of International dealerships from one independent owner to another. Our manufacturing operations are supported by our financial services operations, including NFC. Our financial services operations provide wholesale, retail and lease financing for sales of our new and used trucks, truck chassis, buses and trailers, service parts and engines, and retail and lease financing for sales of such products by International dealers to their customers.

NIC and Navistar, Inc. are corporations organized under the laws of the State of Delaware. Navistar, Inc. is the successor to the truck and engine business of International Harvester Company, which began business in 1907. NIC’s principal executive offices are located at 2701 Navistar Drive, Lisle, Illinois 60532, and its telephone number at this location is (331) 332-5000. NIC’s website is www.navistar.com. Information on our website should not be construed to be part of this prospectus.

The marks “International®,” “MaxxForce®,” “ProStar®” and “LoneStar®” and our logo are registered United States trademarks of Navistar and the mark “IC Bus™” is a trademark of Navistar. All other trademarks and trade names appearing in this prospectus are the property of their respective owners.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other filings we make with the SEC, including any prospectus supplement. Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of our securities offered by this prospectus for the repayment of indebtedness and/or for general corporate and working capital purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

Three Months Ended January 31,		Fiscal Year Ended October 31,
2013	2012	2012	2011	2010	2009	2008
—	—	—	2.54x	2.25x	2.59x	1.48x

The ratio of earnings to fixed charges is determined by dividing the sum of pre-tax income from continuing operations, adjusted for interest expense, debt amortization expense, minority interest and the portion of rental expense deemed representative of an interest factor, less minority interest, by the sum of capitalized interest, interest expense and debt amortization expense. For the three months ended January 31, 2013, the three months ended January 31, 2012 and fiscal 2012, our earnings were insufficient to cover fixed charges by approximately $98 million, $215 million and $1,132 million, respectively.

DESCRIPTION OF NOTES

In this “Description of Notes,” “NIC” refers only to Navistar International Corporation and not to any of its Subsidiaries, as defined herein. The definitions of certain other terms used in this description are set forth throughout the text or under “Certain definitions.”

NIC will issue, and the Initial Subsidiary Guarantor will guarantee, the additional 8.25% Senior Notes due 2021 (the “Notes”) from time to time under the indenture (the “Indenture”), dated as of October 28, 2009, among NIC, the Initial Subsidiary Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The Notes will be issued as additional notes under the Indenture (“Additional Notes”), and will be treated together with any of our then outstanding 8.25% Senior Notes due 2021 (the “Existing Senior Notes”) as a single class for all purposes under the Indenture. As of January 31, 2013, we had $900 million aggregate principal amount of outstanding Existing Senior Notes. The terms of the Notes, other than their issue date, public offering price and first interest payment date (which will be described in the applicable prospectus supplement), will be identical to those of the Existing Senior Notes. The notes will have the same CUSIP and ISIN numbers as the Existing Senior Notes and will be fungible with the Existing Senior Notes.

The following description is a summary of the material terms of the Indenture. It does not, however, restate the Indenture in its entirety. You should read the Indenture because it contains additional information and because it and not this description define your rights as a holder of the Notes. Copies of the Indenture may be obtained by requesting them from NIC at the address indicated under “Where You Can Find More Information.”

Brief Description of the Structure and Ranking of the Notes and the Subsidiary Guarantees

The Notes

The Notes will:

•	be NIC’s general unsecured obligations;

•	be structurally subordinated to all existing and future Indebtedness and other liabilities of Subsidiaries of NIC that do not provide Subsidiary Guarantees;

•	to the extent not otherwise secured by the assets of NIC, be effectively subordinated to all existing and future secured Indebtedness of NIC to the extent of the assets securing such Indebtedness;

•	rank equally in right of payment with any and all of NIC’s existing and future Indebtedness that is not subordinated in right of payment to the Notes;

•	rank senior in right of payment to any and all of NIC’s existing and future Indebtedness that is subordinated in right of payment to the Notes, including the Convertible Subordinated Notes; and

•	be guaranteed on a senior basis by the Subsidiary Guarantors.

The Subsidiary Guarantees

Each Subsidiary Guarantee will:

•	be a general unsecured obligation of the Subsidiary Guarantor that granted such Subsidiary Guarantee;

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to the extent not otherwise secured by assets of such Subsidiary Guarantor, be effectively subordinated to all existing and future secured Indebtedness of such Subsidiary Guarantor to the extent of the assets securing such Indebtedness;

•	rank equally in right of payment with any and all of such Subsidiary Guarantor’s existing and future Indebtedness that is not subordinated in right of payment to its Subsidiary Guarantee; and

•	rank senior in right of payment to any and all of such Subsidiary Guarantor’s existing and future Indebtedness that is subordinated in right of payment to its Subsidiary Guarantee.

General

Initially, the Notes will only be guaranteed by the Initial Subsidiary Guarantor. In the event of a bankruptcy, liquidation or reorganization of any non-guarantor Subsidiaries, such non-guarantor Subsidiaries will likely be required to repay financial and trade creditors before distributing any assets to NIC or a Subsidiary Guarantor.

Not all of NIC’s Subsidiaries will be Restricted Subsidiaries. As of the date hereof, all of the Subsidiaries comprising NIC’s Financial Services Segment, the DealCor Subsidiaries, the Blue Diamond Truck and Blue Diamond Parts Subsidiaries and Subsidiaries whose principal business is operating a parts and service center are Unrestricted Subsidiaries. In addition, subject to the covenant described under the caption “Certain Covenants—Limitation on Restricted Payments,” NIC will be permitted to designate additional Subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture and will not guarantee the Notes.

Although the Indenture contains limitations on the amount of additional Indebtedness that NIC, the Subsidiary Guarantors and the Restricted Subsidiaries may incur, the amount of such additional Indebtedness could still be substantial.

Principal, Maturity and Interest

NIC issued the Existing Senior Notes in an aggregate principal amount of $1 billion on October 28, 2009, of which $900 million was outstanding as of January 31, 2013. NIC may offer and sell, from time to time, in one or more offerings, Notes. Subject to the covenant described under “Certain Covenants—Limitation on Indebtedness,” any Notes offered and sold will be issued as Additional Notes under the Indenture and NIC is permitted to issue further Additional Notes under the Indenture. The Notes and any Additional Notes that are issued will be treated as a single class of debt securities for all purposes under the Indenture, including those with respect to waivers, amendments, redemptions and Offers to Purchase. The Notes will mature on November 1, 2021 and accrue interest at the rate of 8.25% per annum.

Unless the context otherwise requires, references to the “Notes” for all purposes under the Indenture and in this “Description of the Notes” include references to the Existing Senior Notes and any Additional Notes that are issued.

Except as described herein or in a prospectus supplement, interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including any issue date, and will be payable semi-annually in arrears on each Note on May 1 and November 1 of each year, commencing on such May 1 or November 1, as the case may be, immediately succeeding any issue date. Interest will be payable to Holders of record on each Note in respect of the principal amount thereof outstanding as of the immediately preceding April 15 or October 15, as the case may be.

Interest will be computed on the basis of a 360-day year comprising twelve 30-day months. Interest on overdue principal and interest will accrue at a rate that is the interest rate on the Notes to the extent permitted by applicable law.

Form of Notes

The Notes will be issued on any applicable issue date only in fully registered form without coupons and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes will be initially in the form of one or more global notes (the “global notes”). The global notes will be deposited with the Trustee as custodian for the Depository Trust Company (“DTC”). Ownership of interests in the global notes, referred to in this description as “book-entry interests,” will be limited to persons that have accounts with DTC or their respective participants. The Indenture provides for the issuance of definitive registered Notes in certain circumstances. Please see the section entitled “Book-Entry, Delivery and Form.”

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar (the “Registrar”) and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be made for any registration of transfer, exchange or redemption of the Notes, but NIC may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with any such registration of transfer or exchange.

NIC is not required to transfer or exchange any Note selected for redemption. Also, NIC is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Payments on the Notes; Paying Agent and Registrar

If a Holder has given wire transfer instructions to NIC at least 10 Business Days prior to the applicable payment date, NIC will pay all principal, interest and premium and Additional Interest, if any, on that Holder’s Notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the paying agent (the “Paying Agent”) and Registrar within the City and State of New York unless NIC elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Notes; provided that all payments of principal, premium, if any, and interest (including Additional Interest, if any), with respect to the Global Notes registered in the name of or held by DTC or its nominee and will be made by wire transfer of immediately available funds to the account specified by DTC.

The Trustee will initially act as Paying Agent and Registrar. NIC may change the Paying Agent or Registrar without prior notice to the Holders, and NIC or any of its Subsidiaries may act as Paying Agent or Registrar.

The registered Holder of a Note will be treated as the owner of it for all purposes.

Subsidiary Guarantees

General

The Notes will be initially guaranteed by NIC’s wholly-owned Restricted Subsidiary, Navistar, Inc. Under the Indenture, the Initial Subsidiary Guarantor has agreed to guarantee the due and punctual payment of all amounts payable under the Notes, including principal, premium, if any, and interest (including Additional Interest, if any) payable under the Notes. The Indenture requires any other Restricted Subsidiary that Guarantees Indebtedness of NIC which, together with all other Indebtedness of NIC that is guaranteed by Restricted Subsidiaries, exceeds $35.0 million (other than to the extent such Restricted Subsidiary is a co-borrower with respect to Indebtedness permitted pursuant to clause (3) of “Certain Covenants—Limitation on Incurrence of Indebtedness”) to provide a Subsidiary Guarantee. Please see the section entitled “Certain Covenants—Limitation on Guarantees by Restricted Subsidiaries.”

Each Subsidiary Guarantee of a Subsidiary Guarantor will be a general unsecured obligation of that Subsidiary Guarantor. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by such Subsidiary Guarantor by law or without resulting in its obligations under its Subsidiary Guarantee being voidable or unenforceable under applicable laws relating to fraudulent transfer or under similar laws affecting the rights of creditors generally. Each Subsidiary Guarantor that makes a payment or distribution under its Subsidiary Guarantee will be entitled to contribution from any other Subsidiary Guarantor.

Release of the Subsidiary Guarantees

A Subsidiary Guarantee of a Subsidiary Guarantor will be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect):

(1) in connection with any sale or other disposition (including by merger or otherwise) of the Capital Stock of the Subsidiary Guarantor after which such Subsidiary Guarantor is no longer a Subsidiary of NIC to a Person that is not (either before or after giving effect to such transaction) an Affiliate of NIC, if the sale of all such Capital Stock of that Subsidiary Guarantor complies with the applicable provisions of the Indenture;

(2) if NIC properly designates the Subsidiary Guarantor as an Unrestricted Subsidiary under the Indenture;

(3) solely in the case of a Subsidiary Guarantee created pursuant to the covenant described under “Certain Covenants—Limitation on Guarantees by Restricted Subsidiaries,” upon the release or discharge of the guarantee that resulted in the creation of such Subsidiary Guarantee pursuant to that covenant, except a discharge or release by or as a result of payment under such guarantee;

(4) upon a defeasance (as such term is defined under “Defeasance or covenant defeasance of the Indenture”) or satisfaction and discharge of the Indenture that complies with the provisions under “Defeasance or covenant defeasance of the Indenture” or “Satisfaction and discharge;” or

(5) upon payment in full of the aggregate principal amount of all Notes then outstanding and all other financial obligations under the Indenture and the Notes then due and owing.

Upon any occurrence giving rise to a release of a Subsidiary Guarantee as specified above, the Trustee will execute any documents reasonably required in order to evidence or effect such release, discharge and termination in respect of such Subsidiary Guarantee. Neither NIC nor any Subsidiary Guarantor will be required to make a notation on the Notes to reflect any such Subsidiary Guarantee or any such release, termination or discharge.

Optional Redemption

On or after November 1, 2014, NIC may redeem all or a part of the Notes, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, thereon, to the applicable redemption date, subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

Year	Percentage
2014	104.125%
2015	102.750%
2016	101.375%
2017 and thereafter	100.000%

Not more than once during each twelve-month period ending on November 1, 2013 and 2014, NIC may redeem up to $50 million in principal amount of the Notes in each such twelve-month period, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 103% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date).

In addition, at any time prior to November 1, 2014, NIC may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or

(2) if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate (and in such manner as complies with applicable legal requirements).

Notes and portions thereof that the Trustee selects for redemption will be in principal amounts of $2,000 or an integral multiple of $1,000 in excess thereof. Notices of redemption will be mailed by first class mail, at least 30 but not more than 60 days before any redemption date, to each Holder of the Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due and payable on the redemption date.

Mandatory redemption; offers to purchase; open market purchases

NIC is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, NIC may be required to offer to purchase the Notes as described under the captions “Certain Covenants—Change of Control” and “Certain Covenants—Limitation on Certain Asset Dispositions.” NIC and its Restricted Subsidiaries may at any time and from time to time purchase Notes in the open market or otherwise.

Certain Covenants

Application of Certain Covenants. Following the first day (the “Suspension Period”) that:

(1) the Notes have been assigned an Investment Grade rating by both Rating Agencies; and

(2) no Default under the Indenture has occurred and is continuing, NIC and its Restricted Subsidiaries will not be subject to the agreements and covenants described under the following captions:

•	“—Limitation on Incurrence of Indebtedness,”

•	“—Limitation on Restricted Payments,”

•	“—Limitation on Certain Asset Dispositions,”

•	“—Limitation on Payment Restrictions Affecting Restricted Subsidiaries,”

•	“—Limitation on Transactions with Affiliates,”

•	“—Limitation on Guarantees by Restricted Subsidiaries,” and

•	clause (2) of the first paragraph of “—Merger, Consolidation, Etc.” (collectively, the “Suspended Covenants”)

In the event that NIC and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing and on any subsequent date (the “Reversion Date”) one or both of the

Rating Agencies withdraws its Investment Grade rating or downgrades the rating assigned to the Notes below an Investment Grade rating, then NIC and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to in this “Description of Notes” as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period. During any Suspension Period, NIC may not designate any Subsidiary to be an Unrestricted Subsidiary unless NIC would have been permitted to designate such Subsidiary to be an Unrestricted Subsidiary if a Suspension Period had not been in effect for any period.

On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (2) of the first paragraph of “—Limitation on Incurrence of Indebtedness.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “—Limitation on Restricted Payments” will be made as though the covenant described under “—Limitation on Restricted Payments” had been in effect since the Issue Date but not during the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under clause (3) of the first paragraph of “—Limitation on Restricted Payments” and items specified in subclauses (a) through (e) of clause (3) of the first paragraph of “—Limitation on Restricted Payments” will not increase the amount available to be made thereunder. For purposes of determining compliance with the covenant described under “—Limitation on Certain Asset Dispositions”, the Net Unutilized Net Available Proceeds from all Asset Dispositions not applied in accordance with the covenant will be deemed to be reset to zero after the Reversion Date.

In addition, the Indenture also permits, without causing a Default or Event of Default, NIC and its Restricted Subsidiaries to honor any contractual commitments to take actions in the future after any date on which the Notes no longer have an Investment Grade rating from both of the Rating Agencies as long as such contractual commitments were entered into during the Suspension Period and not in anticipation of the Notes no longer having an Investment Grade rating from both of the Rating Agencies.

Limitation on Liens. The Indenture provides that NIC will not, and will not cause or permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens upon any of their respective properties or assets (including, without limitation, any asset in the form of the right to receive payments, fees or other consideration or benefits) whether owned on the Issue Date or acquired after the Issue Date, other than:

(1) Liens granted by NIC or a Subsidiary Guarantor on property or assets of NIC or a Subsidiary Guarantor securing Indebtedness of NIC or a Subsidiary Guarantor that is permitted by the Indenture and that is pari passu with the Notes or the Subsidiary Guarantee; provided, that the Notes or the Subsidiary Guarantee, as the case may be, are secured on an equal and ratable basis with the Indebtedness secured by such Liens for so long as such Indebtedness is so secured;

(2) Liens granted by NIC or a Subsidiary Guarantor on property or assets of NIC or a Subsidiary Guarantor securing Indebtedness of NIC or a Subsidiary Guarantor that is permitted by the Indenture and that is subordinated to the Notes or the Subsidiary Guarantee, provided, that the Notes or the Subsidiary Guarantee, as the case may be, are secured by Liens ranking prior to such Liens;

(3) Permitted Liens;

(4) Liens (including extensions, replacements and renewals thereof) in respect of Acquired Indebtedness permitted by the Indenture; provided, that the Liens in respect of such Acquired Indebtedness secured such Acquired Indebtedness at the time of the incurrence of such Acquired Indebtedness and such Liens and the Acquired Indebtedness were not incurred by NIC, any of its Restricted Subsidiaries or by the Person being acquired or from whom the assets were acquired in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by NIC or any of its Restricted Subsidiaries, and provided, further that such Liens in respect of such Acquired Indebtedness do not extend to or cover any property or assets of NIC or of any Restricted Subsidiary of NIC other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of NIC or any of its Restricted Subsidiaries;

(5) Liens granted in connection with any Qualified Securitization Transaction;

(6) Liens arising from claims of holders of Indebtedness against funds held in a defeasance trust for the benefit of such holders; and

(7) Liens on property or assets of NIC or any Restricted Subsidiary securing Indebtedness incurred pursuant to clauses (3), (7) and (26) of the covenant described below under “—Limitation on Incurrence of Indebtedness.”

Limitation on Incurrence of Indebtedness. The Indenture provides that NIC will not, and will not cause or permit any of its Restricted Subsidiaries to incur, directly or indirectly, any Indebtedness, except:

(1) Indebtedness of NIC or any Subsidiary Guarantor, if immediately after giving effect to the incurrence of such Indebtedness and the receipt and application of the net proceeds thereof, the Consolidated Cash Flow Ratio of NIC for the four full fiscal quarters for which quarterly or annual financial statements are available next preceding the incurrence of such Indebtedness would be greater than 2.0 to 1.0;

(2) Indebtedness outstanding on the Issue Date;

(3) Indebtedness of NIC or any Restricted Subsidiary of NIC under Credit Facilities in an aggregate amount at any one time outstanding pursuant to this clause (3) not to exceed the greater of (a) $200.0 million or (b) the sum of (i) 85.0% of the total book value of accounts receivable and (ii) 60% of the total book value of inventory, in each case as reflected on NIC’s and it Restricted Subsidiaries’ most recent consolidated financial statements prepared in accordance with GAAP; provided that amount in clause (b) of this clause (3) shall not exceed $1,000.0 million;

(4) Indebtedness owed by NIC to any Restricted Subsidiary of NIC or Indebtedness owed by a Restricted Subsidiary of NIC to NIC or a Restricted Subsidiary of NIC; provided, that, upon either

(a) the transfer or other disposition by such Restricted Subsidiary or NIC of any Indebtedness so permitted under this clause (4) to a Person other than NIC or another Restricted Subsidiary of NIC or (b) the issuance (other than directors’ qualifying shares), sale, transfer or other disposition of shares of Capital Stock or other ownership interests (including by consolidation or merger) of such Restricted Subsidiary to a Person other than NIC or another such Restricted Subsidiary of NIC, the provisions of this clause (4) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been incurred at the time of any such issuance, sale, transfer or other disposition, as the case may be;

(5) Indebtedness of NIC or any of its Restricted Subsidiaries under any Interest Rate Protection Agreement, Commodity Agreement or Currency Agreement, in each case incurred in the ordinary course of business;

(6) Acquired Indebtedness, if either (i) NIC would be permitted to incur at least $1.00 of additional Indebtedness pursuant to clause (1) above after giving pro forma effect to the relevant acquisition and incurrence of such Acquired Indebtedness or (ii) (a) NIC’s Consolidated Cash Flow Ratio for the most recent four full fiscal quarters for which financial statements are available after giving pro forma effect to the relevant acquisition and incurrence of such Acquired Indebtedness as of the beginning of such four quarter period would be greater than (b) NIC’s Consolidated Cash Flow Ratio for such four quarter period as of immediately prior to such acquisition and incurrence of such Acquired Indebtedness;

(7) Indebtedness incurred by NIC or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in response to worker’s compensation claims or self-insurance;

(8) Indebtedness arising from agreements of NIC or any of its Restricted Subsidiaries providing for adjustment of purchase price, earn-out or other similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary of NIC;

(9) obligations in respect of performance and surety bonds and completion guarantees provided by NIC or any of its Restricted Subsidiaries in the ordinary course of business;

(10) Indebtedness consisting of notes issued to employees, officers or directors in connection with the redemption or repurchase of Capital Stock held by such Persons in an aggregate amount not in excess of $10.0 million at any time outstanding;

(11) Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into by NIC or its Restricted Subsidiaries in the ordinary course of business;

(12) the guarantees by NIC or any Restricted Subsidiary of Indebtedness of NIC or any Restricted Subsidiary permitted to be incurred under another provision of this covenant;

(13) Indebtedness incurred to renew, extend, refinance or refund (collectively for purposes of this clause (13) to “refund”) any Indebtedness incurred pursuant to clauses (1), (2) or (6) above, this clause (13) or clauses (14) and (15) below (including any successive refundings); provided, that:

(a) such Indebtedness does not exceed the principal amount (or accreted amount, if less) of Indebtedness so refunded plus the amount of any premium required to be paid in connection with such refunding pursuant to the terms of the Indebtedness refunded or the amount of any premium reasonably determined by NIC as necessary to accomplish such refunding by means of a tender offer, exchange offer, or privately negotiated repurchase, plus the expenses of NIC or such Restricted Subsidiary incurred in connection therewith and

(b) (I) in the case of any refunding of Indebtedness that is pari passu with the Notes, such refunding Indebtedness is made pari passu with or subordinate in right of payment to such Notes, and, in the case of any refunding of Indebtedness that is subordinate in right of payment to the Notes, such refunding Indebtedness is subordinate in right of payment to such Notes on terms no less favorable to the Holders than those contained in the Indebtedness being refunded,

(II) in either case, the refunding Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, does not have an Average Life that is less than the remaining Average Life of the Indebtedness being refunded (in the event that any portion of such refunding Indebtedness has a scheduled maturity prior to the Notes) and does not permit redemption or other retirement (including pursuant to any required offer to purchase to be made by NIC or any of its Restricted Subsidiaries) of such Indebtedness at the option of the holder thereof prior to the final stated maturity of the Indebtedness being refunded, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to a required offer to purchase made by NIC or any of its Restricted Subsidiaries) which is conditioned upon a change of control of NIC pursuant to provisions substantially similar to those described under the caption “—Change of Control” below or an asset sale pursuant to provisions substantially similar to those described under the caption “—Limitation on Certain Asset Dispositions” below, and

(III) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor may not be incurred to refund any Indebtedness of NIC;

(14) Indebtedness of NIC under the Notes outstanding on the Issue Date and the related Subsidiary Guarantee;

(15) Indebtedness of NIC under the Convertible Subordinated Notes and any obligations of NIC or any of its Restricted Subsidiaries with respect to any hedging and other arrangements entered into by NIC or any of its Restricted Subsidiaries to increase the effective conversion premium with respect to such Convertible Subordinated Notes;

(16) the consummation of any Qualified Securitization Transaction;

(17) Attributable Indebtedness relating to any Sale/Leaseback Transaction with respect to the purchase of tooling and related manufacturing equipment in the ordinary course of business;

(18) the incurrence by NIC or any Restricted Subsidiary of Indebtedness (including Capital Lease Obligations) to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount outstanding at any time not to exceed the greater of (a) $75.0 million or (b) 2.0% of Consolidated Net Tangible Assets at the time of any incurrence thereof;

(19) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Capital Stock or Preferred Stock; provided in each such case that the amount thereof is included in Consolidated Fixed Charges of NIC as accrued;

(20) Indebtedness under the Support Agreement and the Master Intercompany Agreements;

(21) Indebtedness consisting of guarantees by NIC or its Restricted Subsidiaries with respect to obligations with respect to the Financial Services Segment in Mexico; provided that the aggregate principal amount of such guarantees shall not exceed the aggregate principal amount of such guarantees outstanding on the Issue Date;

(22) Indebtedness of NIC or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days after incurrence;

(23) Indebtedness of NIC or any Restricted Subsidiary to the extent the net proceeds thereof are promptly deposited to defease the Notes as described below under “—Defeasance or Covenant Defeasance of the Indenture” or “—Satisfaction and Discharge;”

(24) Indebtedness that is subordinated in right of payment to the Notes or the Subsidiary Guarantee, as the case may be, not to exceed in the aggregate $200.0 million at any time outstanding;

(25) Indebtedness consisting of guarantees of Indebtedness in lieu of capital contributions, purchases of Capital Stock or other Investments; provided such guarantee constitutes (a) a Restricted Payment permitted pursuant to the first paragraph of the covenant described below under the caption “—Limitation on Restricted Payments” or clause (16) of the second paragraph thereof or (b) a Permitted Investment pursuant to clauses (15) or (16) of the definition of “Permitted Investments” and in each case such guarantee reduces the amounts available to make other Restricted Payments or Permitted Investments, as the case may be;

(26) Indebtedness of any Foreign Subsidiary incurred for working capital in the ordinary course of business; and

(27) Indebtedness of NIC or any of its Restricted Subsidiaries not otherwise permitted to be incurred pursuant to clauses (1) through (26) above, which, together with any other outstanding Indebtedness incurred pursuant to this clause (27), has an aggregate principal amount not in excess of $150.0 million at any time outstanding.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (27) above, NIC shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, and may later reclassify any item of Indebtedness described in clauses (1) through (27) above (provided that at the time of reclassification it meets the criteria in such category or categories). In addition, for purposes of determining any particular amount of

Indebtedness under this covenant, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness.

For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred

If Indebtedness is secured by a letter of credit that serves only to secure such Indebtedness, then the total amount deemed incurred shall be equal to the greater of (1) the principal of such Indebtedness and (2) the amount that may be drawn under such letter of credit.

Limitation on Restricted Payments. The Indenture provides that NIC will not, and will not cause or permit any of its Restricted Subsidiaries to directly or indirectly:

(a) declare or pay any dividend, or make any distribution of any kind or character (whether in cash, property or securities), in respect of any class of its Capital Stock or to the holders thereof in their capacity as stockholders, excluding any (i) dividend or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire its Qualified Capital Stock or (ii) in the case of any Restricted Subsidiary of NIC, dividends or distributions payable to NIC or a Restricted Subsidiary of NIC on a pro rata basis to all holders of the Capital Stock of such Restricted Subsidiary;

(b) purchase, redeem, or otherwise acquire or retire for value shares of Capital Stock of NIC or any options, warrants or rights to purchase or acquire shares of Capital Stock of NIC, excluding any debt security that is convertible into, or exchangeable for, Capital Stock of NIC and any such shares of Capital Stock, options, warrants, rights or securities which are owned by NIC or a Restricted Subsidiary of NIC;

(c) make any Investment (other than a Permitted Investment); or

(d) redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, Indebtedness (other than Indebtedness permitted under clause (4) of the covenant described under “—Limitation on Incurrence of Indebtedness”) which is subordinate in right of payment to the Notes or any Subsidiary Guarantee (other than the redemption, defeasance, repurchase, retirement or other acquisition or retirement satisfying a principal installment, sinking fund or maturity, in each case due within one year of the date of such redemption, defeasance, repurchase, retirement or other acquisition or retirement (each of the transactions described in clauses (a) through (d) above (other than any exception to any such clause) being a “Restricted Payment”), if at the time thereof:

(1) an Event of Default, or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing, or

(2) upon giving effect to such Restricted Payment, NIC could not incur at least $1.00 of additional Indebtedness pursuant to the terms of the Indenture described in clause (1) of the covenant described under the caption “—Limitation on Incurrence of Indebtedness” above, or

(3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments made on or after the Issue Date exceeds the sum (without duplication) of:

(a) 50% of cumulative Consolidated Net Income of NIC (or, in the case cumulative Consolidated Net Income of NIC shall be negative, less 100% of such deficit) for the period (treated as a single accounting period) from August 1, 2009 through the last day of NIC’s most recently ended fiscal quarter for which financial statements are available; plus

(b) 100% of the aggregate Net Cash Proceeds and the fair market value of property or marketable securities received after the Issue Date, from the issuance of Qualified Capital Stock of NIC and warrants, rights or options on Qualified Capital Stock of NIC (other than in respect of any such issuance to a Subsidiary of NIC) and the principal amount of Indebtedness of NIC or a Subsidiary of NIC that has been converted into or exchanged for Qualified Capital Stock of NIC after the Issue Date; plus

(c) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the return of capital with respect to such Investment, less the cost of the disposition of such Investment (including any payments made on guarantees constituting Investments); plus

(d) 100% of the aggregate Net Cash Proceeds received after the Issue Date from Unrestricted Subsidiaries resulting from the receipt of dividends or other distributions or payments, repayments of loans or advances or other transfers of assets or proceeds from the disposition of Capital Stock, in each case to NIC or any Restricted Subsidiary from, or with respect to, interests in Unrestricted Subsidiaries; provided that any such amounts included in this paragraph (d) shall not be included in Consolidated Net Income of NIC for purposes of paragraph (a) above; plus

(e) the portion (proportionate to NIC’s equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary not to exceed the amount of Investments made by NIC or any Restricted Subsidiary (and treated as a Restricted Payment) in such Unrestricted Subsidiary.

For purposes of determining the amount available for or expended for Restricted Payments under this clause (3), property other than cash shall be valued at its fair market value and shall be valued in good faith and set forth in an officers’ certificate delivered to the Trustee when the fair market value of such property exceeds $25.0 million.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit:

(1) any dividend on any class of Capital Stock of NIC paid within 60 days after the declaration thereof if, on the date when the dividend was declared, NIC could have paid such dividend in accordance with the provisions of the Indenture;

(2) the renewal, extension, refunding or refinancing of any Indebtedness otherwise permitted pursuant to clause (13) of the covenant described under the caption “—Limitation on Incurrence of Indebtedness” above;

(3) the exchange or conversion of any Indebtedness of NIC or any of its Restricted Subsidiaries for or into Qualified Capital Stock of NIC;

(4) so long as no Default or Event of Default has occurred and is continuing, any Investment made in exchange for or out of the Net Cash Proceeds of a substantially concurrent sale, or a sale within 60 days of such Investment (other than to a Subsidiary of NIC) of Qualified Capital Stock of NIC; provided, that the proceeds of such sale of Qualified Capital Stock shall not be (and have not been) included in clause (3) of the preceding paragraph;

(5) the redemption, repurchase, retirement or other acquisition of any Capital Stock of NIC or the payment of any dividend or other distribution in respect of any class of its Capital Stock in exchange for or out of the Net Cash Proceeds of the substantially concurrent sale, or a sale within 60 days of such redemption, repurchase, retirement, other acquisition, dividend or other distribution (other than to a Subsidiary of NIC) of Qualified Capital Stock of NIC; provided, that the proceeds of such sale of Qualified Capital Stock shall not be (and have not been) included in clause (3) of the preceding paragraph;

(6) so long as no Event of Default has occurred and is continuing, the redemption, repurchase, retirement or other acquisition of any subordinated Indebtedness of NIC or a Subsidiary Guarantor in

exchange for or out of the Net Cash Proceeds of the substantially concurrent sale, or a sale within 60 days of such redemption, repurchase, retirement, or other acquisition (other than to a Subsidiary of NIC) of Qualified Capital Stock of NIC; provided, that the proceeds of such sale of Qualified Capital Stock shall not be (and have not been) included in clause (3) of the preceding paragraph;

(7) cash payments (a) made with respect to the hedging arrangements entered into by NIC or any of its Restricted Subsidiaries to increase the effective conversion premium of the Convertible Subordinated Notes, (b) made to net share settle Convertible Subordinated Notes in an amount not to exceed the principal amount thereof and (c) made in lieu of the issuance of fractional shares in connection with the conversion of the Convertible Subordinated Notes;

(8) the declaration and payment of dividends to holders of any class of Disqualified Capital Stock of NIC or a Restricted Subsidiary of NIC or Preferred Stock of any Restricted Subsidiary of NIC issued after the Issue Date; provided, that such Disqualified Capital Stock or Preferred Stock was issued in accordance with the covenant described under the caption “—Limitation on Incurrence of Indebtedness” above and such dividends constitute Consolidated Fixed Charges;

(9) so long as no Event of Default has occurred and is continuing, any purchase or redemption or other retirement for value of Capital Stock of NIC (including purchases of stock from current or former employees, employees’ spouses, estates or estate planning vehicles in accordance with the terms of employee stock purchase plans) pursuant to any shareholders agreement, management agreement or employee stock option agreement in accordance with the provisions of any such arrangement in an amount in a calendar year not to exceed $15.0 million (with unused amounts in any calendar year carried over to succeeding years subject to a maximum of $25.0 million in any calendar year);

(10) repurchases of Capital Stock deemed to occur upon the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price thereof or tax withholdings related to the exercise of stock options or warrants or in connection with the vesting of restricted stock;

(11) payments not to exceed $10.0 million per annum in the aggregate to enable NIC to make payments to holders of its Capital Stock in lieu of issuance of fractional shares of its Capital Stock;

(12) so long as no Event of Default has occurred and is continuing the redemption of any other stock purchase rights under a rights plan in an aggregate amount not to exceed $2.5 million;

(13) so long as no Event of Default has occurred and is continuing, Investments in Permitted Joint Ventures and designations of Restricted Subsidiaries as Unrestricted Subsidiaries; provided, that after giving pro forma effect to such Investment or such designation, NIC could incur at least $1.00 of additional Indebtedness pursuant to clause (1) of the covenant described under the caption “—Limitation on Incurrence of Indebtedness” above;

(14) so long as no Event of Default has occurred and is continuing, the repurchase, redemption, acquisition or retirement of subordinated Indebtedness with Unutilized Net Available Proceeds remaining after an Offer to Purchase pursuant to the covenant described under the caption “—Limitation on Certain Asset Dispositions” below;

(15) so long as no Event of Default has occurred and is continuing, the repurchase, redemption, acquisition or retirement of any subordinated Indebtedness at a price not greater than 101% of the principal amount thereof (together with accrued and unpaid interest) following a Change of Control pursuant to provisions similar to those described under the caption “—Change of Control”; provided that NIC shall have complied with the provisions under “—Change of Control” and have purchased all Notes validly tendered and not withdrawn; and

(16) if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, any other Restricted Payment which, together with all other Restricted Payments made pursuant to this clause (16), does not to exceed $100.0 million in the aggregate since the Issue Date.

Each Restricted Payment described in clauses (1), (7), (9), (13), (14) and (15) of the previous sentence since the Issue Date shall be taken into account (and the Restricted Payments described in the remaining clauses shall not be taken into account) for purposes of computing the aggregate amount of all Restricted Payments made pursuant to clause (3) of the preceding paragraph.

For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (16) in paragraph (b) above, or is entitled to be incurred pursuant to paragraph (a) above, NIC will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment in any manner that complies with this covenant.

Limitation on Certain Asset Dispositions. The Indenture provides that NIC will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make one or more Asset Dispositions unless:

(1) NIC or the Restricted Subsidiary, as the case may be, receives consideration for such Asset Disposition at least equal to the fair market value of the assets sold or disposed of (as determined in good faith by the Board of Directors of NIC or a member of senior management of NIC);

(2) not less than 75% of the consideration for the disposition consists of Cash Equivalents or the assumption of Indebtedness (other than non-recourse Indebtedness, intercompany Indebtedness or any Indebtedness subordinated to the Notes) of NIC or such Restricted Subsidiary or other obligations relating to such assets (and release of NIC or such Restricted Subsidiary from all liability on the Indebtedness or other obligations assumed); and

(3) all Net Available Proceeds, less any amounts invested or committed to be invested within 360 days of such Asset Disposition in non-current assets related to the business of NIC (including capital expenditures or the Capital Stock of another Person (other than NIC or any Person that is a Restricted Subsidiary of NIC immediately prior to such investment); provided, that immediately after giving effect to any such investment (and not prior thereto) such Person shall be a Restricted Subsidiary of NIC) are applied, on or prior to the 360th day after such Asset Disposition (unless and to the extent that NIC shall determine to make an Offer to Purchase), either to

(a) the permanent reduction and prepayment of any secured Indebtedness of NIC or a Subsidiary Guarantor (other than Indebtedness which is expressly subordinate to the Notes) then outstanding (including a permanent reduction of commitments in respect thereof) or

(b) the permanent reduction and repayment of any Indebtedness of any Restricted Subsidiary of NIC that is not a Subsidiary Guarantor then outstanding (including a permanent reduction of commitments in respect thereof).

The 361st day after such Asset Disposition shall be deemed to be the “Asset Sale Offer Trigger Date,” and the amount of Net Available Proceeds from Asset Dispositions otherwise subject to the preceding provisions not so applied or as to which NIC has determined not to so apply shall be referred to as the “Unutilized Net Available Proceeds.” Within fifteen days after the Asset Sale Offer Trigger Date, NIC shall make an Offer to Purchase the outstanding Notes at a purchase price in cash equal to 100% of their principal amount plus any accrued and unpaid interest thereon to the Purchase Date. Notwithstanding the foregoing, NIC may defer making any Offer to Purchase outstanding Notes until there are aggregate Unutilized Net Available Proceeds equal to or in excess of $25.0 million (at which time, the amount in excess of $25.0 million, shall be applied as required pursuant to this paragraph). Pending application of the Unutilized Net Available Proceeds pursuant to this covenant, such Unutilized Net Available Proceeds shall be invested in any manner not otherwise prohibited by this Indenture or applied temporarily to reduce any Indebtedness of NIC or a Subsidiary Guarantor (other than Indebtedness which is expressly subordinated in right of payment to the Notes).

If any Indebtedness of NIC or any of its Restricted Subsidiaries ranking pari passu with the Notes requires that prepayment of, or an offer to prepay, such Indebtedness be made with any Net Available Proceeds, NIC may apply such Net Available Proceeds pro rata (based on the aggregate principal amount of the Notes then outstanding and the aggregate principal amount (or accreted value, if less) of all such other Indebtedness then outstanding) to the making of an Offer to Purchase the Notes in accordance with the foregoing provisions and the prepayment or the offer to prepay such pari passu Indebtedness. Any remaining Net Available Proceeds following the completion of the required Offer to Purchase may be used by NIC for any other purpose (subject to the other provisions of the Indenture) and the amount of Net Available Proceeds then required to be otherwise applied in accordance with this covenant shall be reset to zero, subject to any subsequent Asset Disposition. These provisions will not apply to a transaction consummated in compliance with the provisions described under the caption “—Merger, Consolidation, Etc.” below.

For purposes of clause (2) of this covenant, the following will be deemed to be cash: (a) the amount of any notes, securities or other similar obligations received by NIC or any Restricted Subsidiary from such transferee that are immediately converted, sold or exchanged (or are converted, sold or exchanged within 90 days of the related Asset Disposition) by the Company or the Restricted Subsidiaries into cash or Cash Equivalents in an amount equal to the Net Cash Proceeds realized upon such conversion, sale or exchange and (b) Qualified Non-Cash Proceeds.

Notwithstanding the foregoing, the provisions of this covenant shall not apply to any Sale/Leaseback Transaction with respect to the purchase of tooling and related manufacturing equipment in the ordinary course of business.

In the event that NIC makes an Offer to Purchase the Notes, NIC shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any violation of the provisions of the Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default.

NIC’s ability to repurchase the Notes may be limited by other then-existing borrowing agreements of NIC and its Restricted Subsidiaries. There can be no assurance that NIC will be able to obtain such a consent or a waiver of such limitations.

Limitation on Sale/Leaseback Transactions. The Indenture provides that NIC shall not, and shall not cause or permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

(1) NIC or such Restricted Subsidiary would be entitled to incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction pursuant to any provision of the covenant described under the caption “—Limitation on Incurrence of Indebtedness”;

(2) the Net Available Proceeds received by NIC or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors of NIC or a member of senior management of NIC) of such property; and

(3) NIC or such Restricted Subsidiary applies the Net Available Proceeds of such transaction in compliance with the covenant described under the caption “—Limitation on Certain Asset Dispositions.”

Notwithstanding the foregoing, the provisions of this covenant shall not prohibit NIC or any Restricted Subsidiary from entering into any Sale/Leaseback Transaction with respect to the purchase of tooling and related manufacturing equipment in the ordinary course of business.

Limitation on Payment Restrictions Affecting Restricted Subsidiaries. The Indenture provides that NIC will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or suffer to exist or allow to become effective any consensual encumbrance or restriction of any kind on the ability of any such Restricted Subsidiary to:

(1) pay dividends, in cash or otherwise, or make other payments or distributions on its Capital Stock or any other equity interest or participation in, or measured by, its profits, owned by NIC or by any Restricted Subsidiary of NIC, or make payments or prepayments on any Indebtedness owed to NIC or to any Restricted Subsidiary of NIC;

(2) make loans or advances to or make Investments in NIC or any Restricted Subsidiary of NIC; or

(3) transfer any of their respective property or assets to NIC or to any Restricted Subsidiary of NIC.

The preceding restrictions, however, will not apply to encumbrances or restrictions existing under or by reason of:

(1) applicable law, regulations or order;

(2) customary provisions restricting subletting or assignment of any lease, sublease, license, sublicense or service contract;

(3) Indebtedness or any other contractual requirements (including pursuant to any corporate governance documents in the nature of a charter or by-laws) of a Securitization Subsidiary arising in connection with a Qualified Securitization Transaction, provided, that any such encumbrances and restrictions apply only to such Securitization Subsidiary;

(4) any agreement in effect on the Issue Date as any such agreement is in effect on such date;

(5) any agreement (including Acquired Indebtedness) of any Restricted Subsidiary in effect on the date on which such Restricted Subsidiary became a Subsidiary of NIC and not entered into in anticipation or contemplation of becoming a Subsidiary of NIC, provided, that such encumbrance or restriction shall not apply to any assets of NIC or its Restricted Subsidiaries other than such Restricted Subsidiary;

(6) the Indenture, the Notes and the Subsidiary Guarantees;

(7) restrictions relating to any Lien permitted under the Indenture imposed by the holder of such Lien;

(8) restrictions imposed under any agreement to sell assets permitted under the Indenture to any Person pending the closing of such sale;

(9) any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date;

(10) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(11) Indebtedness incurred in compliance with clause (18) of the covenant described under “—Limitation on Incurrence of Indebtedness,” provided that such encumbrance or restriction applies only to assets financed with the proceeds of such Indebtedness;

(12) restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business;

(13) encumbrances or restrictions contained in Indebtedness of Restricted Subsidiaries permitted to be incurred under clauses (3), (26) or (27) of the covenant described under “—Limitation on Incurrence of Indebtedness;” provided that any such encumbrances or restrictions are ordinary and customary with respect to the type of Indebtedness being incurred under the relevant circumstances and either (A) such encumbrances or restrictions do not materially impair the NIC’s ability to make payment on the Notes when due or (B) such encumbrances or restrictions only apply if a default occurs in respect of a payment or financial covenant relating to such Indebtedness;

(14) encumbrances or restrictions imposed by the Support Agreement, the Master Intercompany Agreements or the Shy Settlement; and

(15) any encumbrances or restrictions imposed by any amendments, refinancings or replacements of the contracts, instruments or obligations referred to in clauses (1) through (14) above; provided that such amendments, refinancings or replacements are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment, refinancing or replacement.

Limitation on Transactions with Affiliates. The Indenture provides that NIC will not, and will not cause or permit any of its Restricted Subsidiaries to:

(1) sell, lease, transfer or otherwise dispose of any of its property or assets to,

(2) purchase any property or assets from,

(3) make any Investment in, or

(4) enter into or amend or extend any contract, agreement or understanding with or for the benefit of, any Affiliate of NIC or of any Subsidiary (an “Affiliate Transaction”), other than Affiliate Transactions that are on terms that are fair and reasonable to NIC or such Restricted Subsidiary of NIC and that are no less favorable to NIC or such Restricted Subsidiary of NIC than those that could be obtained in a comparable arm’s length transaction by NIC or such Restricted Subsidiary of NIC from an unaffiliated party; provided, that if NIC or any Restricted Subsidiary of NIC enters into an Affiliate Transaction or series of Affiliate Transactions involving or having an aggregate value of more than $25.0 million, a majority of the disinterested members of the Board of Directors of NIC or a committee thereof shall, prior to the consummation of such Affiliate Transaction, have determined (as evidenced by a resolution thereof) that such Affiliate Transaction meets the foregoing standard; provided further that if NIC or any Restricted Subsidiary of NIC enters into an Affiliate Transaction or series of Affiliate Transactions involving or having an aggregate value of more than $75.0 million, NIC delivers to the Trustee an opinion issued by an independent accounting, appraisal or investment banking firm of national standing stating that such Affiliate Transaction is fair to NIC or such Restricted Subsidiary from a financial point of view.

The foregoing restrictions shall not apply to:

(1) any transaction between Restricted Subsidiaries of NIC, or between NIC and any Restricted Subsidiary of NIC;

(2) transactions entered into pursuant to the terms of the Master Intercompany Agreements, the Tax Allocation Agreement or the Support Agreement;

(3) transactions entered into in the ordinary course of business;

(4) any transaction effected in connection with a Qualified Securitization Transaction;

(5) reasonable fees and compensation paid to and advances of expenses to and indemnity provided on behalf of officers, directors, employees or consultants of NIC or any Subsidiary in the reasonable determination of a member of senior management of NIC or by NIC’s Board of Directors;

(6) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement in effect on the Issue Date;

(7) Restricted Payments and Permitted Investments (other than clause (5) thereof) permitted by the Indenture;

(8) loans or advances to officers, directors, employees or consultants of NIC or any of its Subsidiaries in the ordinary course of business in an aggregate amount outstanding at any time not to exceed $10.0 million;

(9) transactions with Unrestricted Subsidiaries, joint venture partners, customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business which are fair to

NIC or its Restricted Subsidiaries, in the reasonable determination of the senior management of NIC, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) any employment, compensation or severance arrangement entered into by NIC or any of its Subsidiaries in the ordinary course of business that is not otherwise prohibited by the Indenture; and

(11) the issuance or sale of Capital Stock (other than Disqualified Stock) of NIC to any Affiliate of NIC and the granting of registration and other customary rights in connection therewith.

Limitation on Guarantees by Restricted Subsidiaries. The Indenture provides that NIC shall not cause or permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee the payment of any Indebtedness of NIC (other than to the extent such Restricted Subsidiary is a co-borrower with respect to Indebtedness permitted pursuant to clause (3) of the covenant described under the caption “—Limitation on Incurrence of Indebtedness”) which, in the aggregate, together with all other Indebtedness of NIC that is guaranteed by Restricted Subsidiaries, exceeds $35.0 million, unless such Restricted Subsidiary of NIC executes and delivers within ten Business Days thereof a supplemental indenture to the Indenture providing for the guarantee of payment of the Notes by such Restricted Subsidiary pursuant to the indenture; provided, that any guarantee by a Subsidiary Guarantor of such other Indebtedness:

(1) (a) (I) is unsecured or (II) is secured and (A) in the case of any such guarantee of Indebtedness of NIC ranking pari passu with the Notes, the Subsidiary Guarantees are secured equally and ratably with any Liens securing such guarantee and (B) in the case of any such guarantee of Indebtedness of NIC subordinated to the Notes, the relevant Subsidiary Guarantees are secured on a basis ranking prior to the Liens securing such guarantee and (b) (I) in the case of any such guarantee of Indebtedness of NIC subordinated or junior to the Notes (whether pursuant to its terms or by operation of law), such guarantee is subordinated pursuant to a written agreement to the relevant Subsidiary Guarantees at least to the same extent and in the same manner as such other Indebtedness is subordinated to the Notes, or (II) the Subsidiary Guarantees are not subordinated or junior to any Indebtedness of such Subsidiary Guarantor; and

(2) such Subsidiary Guarantor waives, and agrees it will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against NIC or any other Subsidiary of NIC as a result of any payment by it under such Subsidiary Guarantees.

NIC will shall cause each Restricted Subsidiary that guarantees the payment of any Indebtedness of NIC, which, in the aggregate, together with all other Indebtedness of NIC that is guaranteed by Restricted Subsidiaries, exceeds $35.0 million, after the Issue Date, to execute and deliver to the Trustee, promptly upon any such formation or acquisition (i) a supplemental indenture in form and substance satisfactory to the Trustee which subjects such subsidiary to the provisions of the Indenture as a Subsidiary Guarantor, and (ii) an opinion of counsel to the effect that such supplemental indenture has been duly authorized and executed by such subsidiary and constitutes the legal, valid, binding and enforceable obligation of such subsidiary (subject to such customary exceptions concerning fraudulent conveyance laws, creditors’ rights and equitable principles as may be acceptable to the Trustee in its discretion).

Change of Control. Upon the occurrence of a Change of Control (the date of each such occurrence being the “Change of Control Date”), NIC will notify the Holders in writing of such occurrence and will commence an Offer to Purchase (the “Change of Control Offer”) all Notes then outstanding, in each case, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Purchase Date. Notice of a Change of Control will be mailed by NIC to the Holders not more than 30 days after any Change of Control Date.

None of the provisions relating to a repurchase upon a Change of Control are waivable by the Board of Directors of NIC. NIC could, in the future, enter into certain transactions, including certain recapitalizations of

NIC, that would not constitute a Change of Control with respect to the Change of Control purchase feature of the Notes, but would increase the amount of Indebtedness outstanding at such time. If a Change of Control were to occur, there can be no assurance that NIC would have sufficient funds to pay the redemption price for all Notes that NIC is required to redeem. In the event that NIC were required to purchase outstanding Notes pursuant to a Change of Control Offer, NIC expects that it would need to seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that NIC would be able to obtain such financing.

With respect to the disposition of property or assets, the phrase “all or substantially all” as used herein and in the Indenture (including as set forth under “—Merger, Consolidation, Etc.” below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a Person and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders are subject to a Change of Control Offer. In addition, Holders may not be entitled to require the Company to repurchase their Notes in certain circumstances involving a significant change in the composition of the Board of Directors of the Company, including in connection with a proxy contest, where the Company’s Board of Directors does not endorse a dissident slate of directors but approves them as continuing directors for purposes of the Indenture.

NIC’s ability to repurchase the Notes may be limited by other then-existing borrowing agreements of NIC and its Subsidiaries. There can be no assurance that NIC will be able to obtain such a consent or a waiver of such limitations. See “—Limitation on Restricted Payments.”

If NIC makes an Offer to Purchase the Notes as a result of a Change of Control, NIC will comply with all tender offer rules under state and Federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer.

The Change of Control redemption feature of the Notes may in certain circumstances make more difficult or discourage a takeover of NIC and, thus, the removal of incumbent management.

NIC will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements described in the Indenture applicable to a Change of Control Offer made by NIC and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) a notice of redemption has been given pursuant to the Indenture as described under “—Optional redemption,” unless and until there is a default in the payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control and may be conditional upon the occurrence of a Change of Control if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

Reports. So long as any Note is outstanding, notwithstanding whether NIC is subject to the requirements of Sections 13 or 15(d) of the Exchange Act, NIC will file with the SEC (unless the SEC will not accept such filing) and, within 15 days after it files them with the SEC, file with the Trustee and mail or cause the Trustee to mail to the Holders at their addresses as set forth in the register of the Notes, copies of the annual reports and of the information, documents and other reports which NIC is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or which NIC would be required to file with the SEC if NIC then had a class of securities registered under the Exchange Act. Notwithstanding the foregoing, NIC will be deemed to have furnished such information referred to in the previous sentence to the Trustee and the Holders if NIC has filed such reports and other information with the SEC via the EDGAR filing system (or any successor system) and such reports and other information are publicly available. If the SEC will not accept NIC’s filings for any reason, NIC will post the reports, documents and information referred to in the first sentence of this paragraph on its website within the time periods that would apply if NIC were required to file such reports, documents and information with the SEC and, in that event, NIC will be deemed to have furnished such information referred to above to the Trustee and the Holders.

Merger, Consolidation, Etc. NIC will not, in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of NIC’s assets (determined on a consolidated basis) to any Person unless:

(1) either (a) NIC shall be the surviving or continuing corporation or (b) the Person (if other than NIC) formed by such consolidation or into which NIC is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of NIC and its Restricted Subsidiaries substantially as an entirety (I) shall be a corporation, limited liability company or partnership organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (II) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, premium, if any, interest and Additional Interest, if any, on all of the Notes and the performance of every covenant of the Notes and the Indenture on the part of NIC to be performed or observed; provided that in the case where the surviving or continuing Person is not a corporation, a corporation becomes a co-obligor of the Notes;

(2) (i) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(II) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), (x) NIC (in the case of clause (a) of the foregoing clause (1)) or such Person (in the case of clause (II) thereof) could incur at least $1.00 of additional Indebtedness pursuant to clause (1) of the covenant described under the caption “—Limitation on Incurrence of Indebtedness” or (y) NIC’s or such Person’s Consolidated Cash Flow Ratio for the most recent four full fiscal quarters for which financial statements are available after giving pro forma effect to such transaction as of the beginning of such four quarter period would be greater than NIC’s Consolidated Cash Flow Ratio for such four quarter period immediately prior to such transaction;

(3) immediately before and after giving effect to such transaction and the assumption contemplated by clause (1)(b)(II) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of the transaction) no Default and no Event of Default shall have occurred or be continuing; and

(4) NIC or such Person shall have delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this provision of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

Notwithstanding the foregoing:

(1) a Restricted Subsidiary of NIC may consolidate with, or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, NIC or another Restricted Subsidiary of NIC; and

(2) a series of transactions involving the sale of Receivables or interests therein by a Securitization Subsidiary in connection with a Qualified Securitization Transaction shall not be deemed to be the sale of all or substantially all of NIC’s assets to the extent such transactions are consummated in the ordinary course of business.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of NIC, the Capital Stock of which constitutes all or substantially all of the properties and assets of NIC, shall be deemed to be the transfer of all or substantially all of the properties and assets of NIC. For the avoidance of doubt, notwithstanding anything to the contrary in this “Description of the Notes” or in the Indenture, the sale, assignment, transfer, conveyance or other disposition of all or any portion of the NIC’s Financial Services Segment, including without limitation through the sale or other disposition of all or any portion of the Capital Stock of any Unrestricted Subsidiary that is part of the Financial Services Segment, or all or any portion of their respective assets or properties, shall not under any circumstances constitute the sale, assignment, transfer, conveyance or disposition of all or substantially all of NIC’s assets (on a consolidated basis) for any purpose whatsoever under the Indenture or the Notes.

Upon any such consolidation, merger, conveyance, lease or transfer in accordance with the foregoing, the successor Person formed by such consolidation or into which NIC is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, NIC under the Indenture with the same effect as if such successor had been named as NIC therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under the Indenture and the Notes.

A Subsidiary Guarantor will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Subsidiary Guarantor is the surviving Person), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Subsidiary Guarantor, in one or more related transactions, to another Person, other than NIC or another Subsidiary Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Subsidiary Guarantor is the surviving corporation, or the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition which has been made (i) is organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the obligations of that Subsidiary Guarantor under the Indenture and its Subsidiary Guarantee pursuant to a supplemental indenture satisfactory to the Trustee; or

(b) such sale, assignment, transfer, conveyance or other disposition or consolidation or merger complies with the covenant described under the caption “—Limitation on Certain Asset Dispositions” above.

Events of Default

The following are Events of Default under the Indenture with respect to the Notes:

(1) default in the payment of principal of, or premium, if any, on any Note when due at maturity, upon repurchase, upon acceleration or otherwise, including, without limitation, failure of NIC to repurchase any Note on the date required following a Change of Control; or

(2) default in the payment of any installment of interest or Additional Interest, if any, on any Note when due and continuance of such Default for 30 days or more; or

(3) failure to observe, perform or comply with any of the provisions described under the caption “Certain Covenants—Merger, Consolidation, Etc.” above; or

(4) default (other than a default set forth in clauses (1), (2) and (3) above) in the performance of, or breach of, any other covenant or warranty of NIC or of any Restricted Subsidiary in the Indenture, or in the Notes and failure to remedy such default or breach within a period of 30 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes; or

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by NIC or any Subsidiary of NIC (other than a Securitization Subsidiary) (or the payment of which is guaranteed by NIC or any Restricted

Subsidiary of NIC), which default is caused by a failure to pay principal of or premium, if any, on such Indebtedness upon its stated maturity or which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $50.0 million or more and such acceleration has not been rescinded or annulled or such Indebtedness discharged in full within 30 days; or

(6) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against NIC or any Subsidiary of NIC (other than a Securitization Subsidiary) or any of their respective property or assets in an aggregate amount in excess of $50.0 million, which judgments, orders or decrees have not been vacated, discharged, satisfied or stayed pending appeal within 30 days from the entry thereof and with respect to which legal enforcement proceedings have been commenced; or

(7) certain events of bankruptcy, insolvency or reorganization involving NIC, any Subsidiary Guarantor or any Significant Subsidiary of NIC.

If an Event of Default (other than an Event of Default specified in clause (7) above involving NIC) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Notes may, and the Trustee shall upon the request of Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, declare the unpaid principal of, premium, if any, accrued and unpaid interest and Additional Interest, if any, on all the Notes then outstanding to be due and payable, by a notice in writing to NIC (and to the Trustee, if given by Holders) and upon such declaration such principal amount, premium, if any, and accrued and unpaid interest will become immediately due and payable, notwithstanding anything contained in the Indenture or the Notes to the contrary. If an Event of Default specified in clause (7) above involving NIC occurs, all unpaid principal of, and premium, if any, accrued and unpaid interest and Additional Interest, if any, on the Notes then outstanding will ipso facto become due and payable.

No Holder of the Notes may enforce the Indenture or the Notes except as provided in the Indenture. Subject to the provisions of the Indenture relating to the duties of the Trustee, with respect to the Indenture the Trustee is under no obligation to exercise any of its rights or powers under such Indenture at the request, direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity satisfactory to the Trustee. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. The Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes, or that resulted from the failure of NIC to comply with the covenants described under the captions “Certain Covenants—Change of Control” or “Certain Covenants—Merger, Consolidation, Etc.” above) if it determines that withholding notice is in the interests of the Holders.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may rescind an acceleration of the Notes and its consequences if all existing Events of Default (other than the nonpayment of principal of and premium, if any, interest and Additional Interest, if any, on the Notes which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The Holders of a majority in aggregate principal amount of the Notes then outstanding may, on behalf of the Holders of all the Notes, waive, by notice to the Trustee, any past Default or Event of Default under the Indenture and its consequences, except a Default in the payment of principal of or premium, if any, interest, if any, or Additional Interest, if any, on any Note or a Default resulting from the breach of a covenant or provision of the Indenture which cannot be modified or amended without the consent of all adversely affected Holders.

Under the Indenture, an executive officer of NIC is required to provide a certificate to the Trustee within five business days of any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not he knows of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

Notwithstanding the foregoing, the Indenture provides that, to the extent NIC elects, the sole remedy for an Event of Default relating to NIC’s failure to comply with its obligations as set forth under the caption “Certain Covenants—Reports” above, will after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day during the 90-day period beginning on, and including, the occurrence of such an Event of Default during which such Event of Default is continuing, and at a rate equal to 0.50% per annum of the principal amount of the Notes outstanding for each day from the 91st day until the 179th day during which such Event of Default is continuing (“Additional Interest”).

If NIC so elects, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 180th day after such Event of Default (if the Event of Default relating to the reporting obligations is not cured or waived prior to such 180th day), the Notes will be subject to acceleration as provided above. The foregoing provisions will not affect the rights of Holders in the event of the occurrence of any other Event of Default. In the event NIC does not elect to pay the Additional Interest following an Event of Default in accordance with this paragraph, the Notes will be subject to acceleration as provided above.

In order to elect to pay the Additional Interest as the sole remedy during the first 179 days after the occurrence of an Event of Default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, NIC must notify all Holders and the Trustee and Paying Agent of such election on or prior to the close of business on the business day before the date on which such Event of Default would occur and on or prior to the close of business on the 91st day after the date on which such Event of Default occurs. Upon NIC’s failure to timely give such notice, the Notes will be immediately subject to acceleration as provided above.

Amendment, supplement and waiver

From time to time, NIC, when authorized by a resolution of its Board of Directors, and the Trustee, may, without the consent of the Holders, amend, waive or supplement the Indenture and the Notes issued thereunder for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, qualifying, or maintaining the qualification of, the Indenture under the TIA, adding or removing a Subsidiary Guarantor or making any change that does not adversely affect the rights of any Holder; provided that NIC has delivered to the Trustee an opinion of counsel stating that such change does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture and the Notes issued thereunder may be made by NIC, and the Trustee with the consent of the Holders of at least a majority of the aggregate principal amount of the Notes issued under the Indenture then outstanding.

Notwithstanding the foregoing, no amendment or modification may, without the consent of the Holder of each outstanding Note affected thereby:

(1) change the final maturity of the principal of, or premium, if any, on, or any installment of principal of or premium, if any, interest, if any, or Additional Interest, if any, on the Notes or the repurchase provisions of the Notes or the Indenture (other than those provisions referenced in clause (9) hereof) in a manner adverse to the Holders of the Notes;

(2) reduce the principal amount of (or the premium) of the Notes;

(3) reduce the rate of or extend the time for payment of interest or Additional Interest, if any, on the Notes;

(4) change the place or currency of payment of principal of (or premium) or interest on the Notes;

(5) modify any provisions of the Indenture relating to the waiver of past defaults (other than to add sections of the Indenture or the Notes subject thereto or the right of the Holders of the Notes outstanding thereunder to institute suit for the enforcement of any payment on or with respect to the Notes) or the modification and amendment of the Indenture and the Notes (other than to add sections of such Indenture or such Notes which may not be amended, supplemented or waived without the consent of each Holder herein affected);

(6) reduce the percentage of the principal amount of outstanding Notes the consent of whose Holders is necessary for amendment to or waiver of compliance with any provision of the Indenture or the Notes outstanding thereunder or for waiver of any Default in respect thereof;

(7) waive a default in the payment of principal of, interest on, or redemption payment with respect to, the Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration);

(8) modify the ranking or priority of the Notes in a manner that would be adverse to the Holders of the Notes affected thereby; or

(9) modify the provisions relating to any Offer to Purchase required under the covenants described under “Certain Covenants—Limitation on Certain Asset Dispositions” if an Asset Sale Offer Trigger Date has occurred or “Certain Covenants—Change of Control” if a Change of Control has occurred in a manner materially adverse to the Holders of the Notes affected thereby.

Defeasance or covenant defeasance of the Indenture

NIC may, at its option and at any time, terminate the obligations of NIC with respect to the Notes (“defeasance”). Such defeasance means that NIC shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes so defeased, except for:

(1) the rights of Holders of outstanding Notes to receive payment in respect of the principal of, premium, if any, interest and Additional Interest, if any, on such Notes when such payments are due;

(2) NIC’s obligations to issue temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes and maintain an office or agency for payments in respect of the Notes;

(3) the rights, powers, trusts, duties and immunities of the Trustee; and

(4) the defeasance provisions of the Indenture.

In addition, NIC may, at its option and at any time, elect to terminate its obligations with respect to certain covenants that are set forth in the Indenture with respect to the Notes, some of which are described under “—Certain Covenants” above, and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes so defeased (“covenant defeasance”).

In order to exercise either defeasance or covenant defeasance:

(1) NIC must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes to be defeased, cash in United States dollars, Government Obligations, or a combination thereof, in such amounts as will be sufficient to pay the principal of, premium, if any, interest and Additional Interest, if any, on the outstanding Notes to be defeased to redemption or maturity;

(2) NIC shall have delivered to the Trustee an officers’ certificate and an opinion of counsel to the effect that the Holders of the outstanding Notes to be defeased will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the act of such defeasance or covenant defeasance had not occurred (in the case of defeasance, such certificate and opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax laws);

(3) no Default or Event of Default under the Indenture shall have occurred and be continuing immediately after giving effect to such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit);

(4) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of NIC;

(5) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which NIC is a party or by which it is bound (other than a Default or default resulting solely from the borrowing of funds to be applied to such deposit); and

(6) NIC shall have delivered to the Trustee an officer’s certificate stating that the deposit was not made by it with the intent of preferring the Holders over any of its creditors or with the intent of defeating, hindering, delaying or defrauding any of its other creditors.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above need not be delivered if at such time all outstanding Notes have been irrevocably called for redemption.

Satisfaction and discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes issued thereunder, as expressly provided for in the Indenture) as to all outstanding Notes issued thereunder when:

(1) either

(a) all the Notes issued thereunder theretofore authenticated and delivered (except lost, stolen or destroyed Notes issued thereunder which have been replaced or paid and Notes issued thereunder for whose payment money has theretofore been deposited in trust or segregated and held in trust by NIC and thereafter repaid to NIC or discharged from such trust) have been delivered to the Trustee for cancellation or

(b) all Notes issued thereunder not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of NIC and NIC has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness of the Notes issued thereunder not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, interest, if any, and Additional Interest, if any, on the Notes issued thereunder to the date of deposit together with irrevocable instructions from NIC directing the Trustee to apply such funds to the payment thereof at maturity;

(2) NIC has paid or caused to be paid all other sums payable under the Indenture by NIC; and

(3) NIC has delivered to the Trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Book-entry, delivery and form

The Notes will be represented by one or more notes in registered, global form without interest coupons. The global notes will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the global notes may be transferred, in whole and not in part, only by DTC to another nominee of DTC, by a nominee of DTC to DTC or another nominee, or by DTC or this nominee to a successor of DTC or a nominee of this successor. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “—Exchange of global notes for certificated notes.” Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of notes in certificated form.

Depositary procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. NIC takes no responsibility for these operations and procedures and urges investors to contact the system or its participants directly to discuss these matters.

DTC has advised NIC that DTC is a limited-purpose trust company created to hold securities for its participants and to facilitate the clearance and settlement of transactions in those securities between these participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to indirect participants, which include other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

DTC has also advised NIC that, pursuant to procedures established by it:

(1) upon deposit of the global notes, DTC will credit the accounts of participants designated by the initial purchasers with portions of the principal amount of the global notes; and

(2) ownership of these interests in the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interest in the global notes).

Investors in the global notes who are participants in DTC’s system may hold their interests in the global notes directly through DTC. Investors in the global notes who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are participants in such system. Euroclear and Clearstream will hold interests in the global notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A. and The Chase Manhattan Bank N.A., as operator of Clearstream. All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such Persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a Person having beneficial interests in a global note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium and special interest, if any, on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, we and the Trustee will treat the Persons in whose names the notes, including the global notes, are registered as the owners for the purpose of receiving payments and for all other purposes. Consequently, none of us, the Trustee or any agent of ours or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global notes; or

(2) any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised NIC that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date in accordance with instructions provided to DTC. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or NIC. Neither NIC nor the Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and NIC and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the participants in DTC, on the one hand, and Euroclear and Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of each of Euroclear and Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

DTC has advised NIC that it will take any action permitted to be taken by a Holder only at the direction of one or more participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the global notes for legended notes in certificated form, and to distribute such notes to its participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the Trustee or any of our or their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of global notes for certificated notes

A global note is exchangeable for definitive notes in registered certificated form, which we refer to as “certificated notes,” if:

(1) DTC notifies NIC that it (a) is unwilling or unable to continue as depositary for the global notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary within 120 days after the date of such notice;

(2) NIC, at its option, notifies the trustee in writing that it elects to cause the issuance of the certificated notes; or

(3) there shall have occurred and be continuing a Default or Event of Default with respect to the notes.

In addition, beneficial interests in a global note may be exchanged for certificated notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, certificated notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

No personal liability of directors, officers, employees and stockholders

No director, officer, employee, incorporator or stockholder of NIC or any Subsidiary Guarantor has any liability for any obligations of NIC or the Subsidiary Guarantors under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Governing law

The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of NIC, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions, provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Certain definitions

“Acquired Indebtedness” of any specified Person means Indebtedness of any other Person and its Restricted Subsidiaries existing at the time such other Person merged with or into or became a Restricted Subsidiary of such specified Person or assumed by the specified Person in connection with the acquisition of assets from such other Person and not incurred by the specified Person in connection with or in anticipation of (a) such other Person and its Restricted Subsidiaries being merged with or into or becoming a Restricted Subsidiary of such specified Person or (b) such acquisition by the specified Person.

“Affiliate” means, when used with reference to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the referent Person, as the case may be. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of management or policies of the referent Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Applicable Premium” means, with respect to a Note on any date of redemption, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (i) the present value as of such date of redemption of (A) the redemption price of such Note on November 1, 2014 (such redemption price being described under “—Optional redemption”), plus (B) all required interest payments due on such Note through November 1, 2014 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (ii) the then outstanding principal of such Note.

“Asset Disposition” means any sale, transfer or other disposition (including, without limitation, by merger, consolidation or sale-and-leaseback transaction) of:

(1) shares of Capital Stock of a Restricted Subsidiary of NIC (other than directors’ qualifying shares) or

(2) property or assets of NIC or any of its Restricted Subsidiaries (other than shares of Capital Stock of NIC).

Notwithstanding the foregoing, an Asset Disposition shall not include:

(1) any sale, transfer or other disposition of shares of Capital Stock, property or assets by a Restricted Subsidiary of NIC to NIC or to any Restricted Subsidiary of NIC;

(2) any sale, transfer or other disposition of defaulted receivables for collection or any sale, transfer or other disposition of property or assets in the ordinary course of business, including, without limitation, sales of inventory in the ordinary course of its business and the granting of any option or other right to purchase, lease or otherwise acquire inventory in the ordinary course of its business;

(3) dispositions of assets or shares of Capital Stock of a Restricted Subsidiary in a single market transaction or series of related transactions with an aggregate fair market value less than $10.0 million;

(4) the grant in the ordinary course of business of any license of patents, trademarks, registrations therefor and other similar intellectual property;

(5) the granting of any Lien (or foreclosure thereon) securing Indebtedness to the extent that such Lien is granted in compliance with the covenant described under the caption “Certain Covenants—Limitation on Liens” above;

(6) any sale, transfer or other disposition constituting a Permitted Investment or Restricted Payment permitted by the covenant described under the caption “Certain Covenants—Limitation on Restricted Payments” above;

(7) any disposition of assets or property in the ordinary course of business to the extent such property or assets are surplus, negligible, obsolete, uneconomical, worn-out or no longer useful in NIC’s or any of its Subsidiaries’ business;

(8) the sale, lease, conveyance or disposition or other transfer of all or substantially all of the assets of NIC as permitted under the covenant described under the caption “Certain Covenants—Merger, Consolidation, Etc.;”

(9) sales of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of “Qualified Securitization Transaction” to a Securitization Subsidiary for the fair market value thereof;

(10) transfers of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of “Qualified Securitization Transaction” (or a fractional undivided interest therein) by a Securitization Subsidiary in a Qualified Securitization Transaction;

(11) any sale, transfer or other disposition of Capital Stock of, or Indebtedness or other securities of, any Unrestricted Subsidiary that was formed or designated as an Unrestricted Subsidiary after the Issue Date;

(12) sale, transfer or other disposition of cash or Cash Equivalents or any amounts received pursuant to an Interest Rate Agreement, Currency Agreement or Commodity Price Agreement; and

(13) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind.

“Asset Sale Offer Trigger Date” has the meaning set forth in “Certain Covenants—Limitation on Certain Asset Dispositions.”

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction involving an operating lease means, as at the time of determination, the present value (discounted at the implied interest rate in such transaction compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of the date of determination, with respect to any Indebtedness for borrowed money or Preferred Stock, the quotient obtained by dividing

(1) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal or liquidation value payments of such Indebtedness or Preferred Stock, respectively, and the amount of such principal or liquidation value payments, by

(2) the sum of all such principal or liquidation value payments.

“Canadian Subsidiary” means any Foreign Subsidiary having its principal operations in Canada.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person’s capital stock (or other ownership or profits interest, including, without limitation, partnership, member or trust interest), including each class of Common or Preferred Stock of such Person, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock (other than any debt securities convertible or exchangeable into such capital stock).

“Capitalized Lease Obligation” means obligations under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of the Indenture, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP. The Stated Maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without penalty.

“Cash Equivalents” means:

(1) United States dollars or in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the United States government (or, in the case of a Canadian Subsidiary, Canadian government (federal or provincial)) or any agency or instrumentality of the United States government (or Canadian government) (provided that the full faith and credit of the United States or Canada (federal or provincial, as the case may be), as the case may be, is pledged in support of those securities) having maturities of not more than twenty-four months from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of twenty-four months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twenty-four months and overnight bank deposits, in each case, with any commercial bank incorporated under the laws of the United States, any state thereof, the District of Columbia, Canada or any province or territory thereof and having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations or securities lending arrangements for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having a rating of at least “A-2” from S&P or “P-2” from Moody’s and in each case maturing within 270 days after the date of acquisition or asset backed securities having a rating of at least “A” from S&P or “A2” from Moody’s and in each case maturing within thirty-six months after the date of acquisition;

(6) demand or time deposit accounts used in the ordinary course of business with overseas branches of commercial banks incorporated under the laws of the United States of America, any state thereof or the District of Columbia (or in the case of a Canadian Subsidiary, Canada or any province or territory thereof), provided that such commercial bank has, at the time of NIC’s or such Restricted Subsidiary’s Investment therein, (1) capital, surplus and undivided profits (as of the date of such institution’s most recently published financial statements) in excess of $100 million and (2) the long-term unsecured debt obligations (other than such obligations rated on the basis of the credit of a Person other than such institution) of such institution, at the time of NIC’s or any Restricted Subsidiary’s Investment therein, are rated at least “A” from S&P or “A2” from Moody’s;

(7) obligations (including, but not limited to demand or time deposits, bankers’ acceptances and certificates of deposit) issued or guaranteed by a depository institution or trust company incorporated under the laws of the United States of America, any state thereof or the District of Columbia (or in the case of a Canadian Subsidiary, Canada or any province or territory thereof), provided that (A) such instrument has a final maturity not more than one year from the date of purchase thereof by NIC or any Restricted Subsidiary of NIC and (B) such depository institution or trust company has at the time of NIC’s or such Restricted Subsidiary’s Investment therein or contractual commitment providing for such Investment, (x) capital, surplus and undivided profits (as of the date of such institution’s most recently published financial statements) in excess of $100 million and (y) the long-term unsecured debt obligations (other than such obligations rated on the basis of the credit of a Person other than such institution) of such institution, at the time of NIC’s or such Restricted Subsidiary’s Investment therein or contractual commitment providing for such Investment, are rated at least “A” from S&P or “A2” from Moody’s;

(8) in the case of any Foreign Subsidiary, securities issued or directly and fully guaranteed or insured by the Federal Government of the country where the Foreign Subsidiary is located, money market funds, demand or time deposits accounts, certificate of deposits, in each case denominated and payable in local currency and used in the ordinary course of the business with reputable commercial banks located in the jurisdiction of organization of such Foreign Subsidiary; and

(9) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

Notwithstanding the foregoing, Investments which would otherwise constitute Cash Equivalents of the kinds described in clauses (2), (3), (4) and (5) that are permitted to have maturities in excess of twelve months shall only be deemed to be Cash Equivalents under this definition if and only if the total weighted average maturity of all Cash Equivalents of the kinds described in clauses (2), (3), (4) and (5) does not exceed twelve months on an aggregate basis.

“Change of Control” means the occurrence of one or more of the following events:

(1) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than employee or retiree benefit plans or trusts sponsored or established by NIC or Navistar, Inc., is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of NIC representing 35% or more of the combined voting power of NIC’s then outstanding Voting Stock;

(2) the following individuals cease for any reason to constitute more than a majority of the number of directors then serving on the Board of Directors of NIC: individuals who, on the Issue Date, constituted the Board of Directors and any new director whose appointment or election by the Board of Directors or nomination for election by NIC’s stockholders was approved (a) by the vote of at least a majority of the directors then still in office or whose appointment, election or nomination was previously so approved or recommended or (b) with respect to directors whose appointment of election to the Board of Directors was made by the holders of NIC’s non-convertible junior preference stock, series B, by the holders of such preference stock;

(3) the shareholders of NIC shall approve any Plan of Liquidation (whether or not otherwise in compliance with the provisions of the Indenture); or

(4) NIC consolidates with or merges with or into another Person, other than a merger or consolidation of NIC in which the holders of the Common Stock of NIC outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger; or

(5) NIC or any Restricted Subsidiary of NIC, directly or indirectly, sells, assigns, conveys, transfers, leases or otherwise disposes of, in one transaction or a series of related transactions, all or substantially all of the property or assets of NIC and the Restricted Subsidiaries of NIC (determined on a consolidated basis) to any Person; provided, that neither (a) the merger of a Restricted Subsidiary of NIC into NIC or into any Restricted Subsidiary of NIC nor (b) a series of transactions involving the sale of Receivables or interests therein in the ordinary course of business by a Securitization Subsidiary in connection with a Qualified Securitization Transaction nor (c) the grant (but not the foreclosure or realization) of a Lien on assets of NIC or any Restricted Subsidiary in connection with Indebtedness permitted pursuant to clause (3) of the covenant described under the caption “Certain Covenants—Limitation on Incurrence of Indebtedness,” shall be deemed to be a Change of Control.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of NIC, the Capital Stock of which constitutes all or substantially all of the properties and assets of NIC, shall be deemed to be the transfer of all or substantially all of the properties and assets of NIC.

“Commodity Agreement” means any commodity price/index swap, futures or option contract or similar agreement or arrangement.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Cash Flow Available For Fixed Charges” of any Person means for any period the Consolidated Net Income of such Person for such period plus (to the extent Consolidated Net Income for such period has been reduced thereby):

(1) Consolidated Fixed Charges of such Person for such period; plus

(2) Consolidated Tax Expense of such Person for such period; plus

(3) the consolidated depreciation and amortization expense included in the income statement of such Person prepared in accordance with GAAP for such period; plus

(4) any non-recurring fees, expenses or charges related to any offering of Qualified Capital Stock, Permitted Investment, acquisition, recapitalization, disposition or incurrence of Indebtedness permitted under the Indenture (in each case, whether or not successful); plus

(5) any non-recurring or unusual charges or expenses of such Person or its Restricted Subsidiaries (which, for the avoidance of doubt, shall include the following items: restructuring, plant closure and consolidation, severance, relocation, contract termination, retention costs, employee termination and similar type items); plus

(6) any of the amounts set forth under “Supplemental Adjustments” for the nine months ended July 31, 2009 or, to the extent applicable, fiscal 2008, as set forth in note 5 under the tables set forth under the heading “Supplemental Financial and Operating Data” in the prospectus supplement dated October 22, 2009, relating to the Existing Senior Notes;

(7) any other non-cash charges to the extent deducted from or reflected in Consolidated Net Income except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period; minus

(8) any non-cash items increasing Consolidated Net Income for such period (other than the reversal of a prior accrual or reserve for cash items previously excluded from Consolidated Cash Flow Available For Fixed Charges); minus

(9) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated Cash Flow Available For Fixed Charges in any prior period; minus

(10) non-recurring or unusual gains or income of such Person and its Restricted Subsidiaries.

“Consolidated Cash Flow Ratio” of any Person means for any period the ratio of

(1) Consolidated Cash Flow Available for Fixed Charges of such Person for such period to

(2) Consolidated Fixed Charges for such period.

In the event that NIC or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Cash Flow Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Cash Flow Ratio is made (the “Consolidated Cash Flow Ratio Calculation Date”), then the Consolidated Cash Flow Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by NIC or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Cash Flow Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in Consolidated Cash Flow Available for Fixed Charges resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into NIC or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Consolidated Cash Flow Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.

Calculations of pro forma amounts in accordance with this definition shall be done in good faith by a responsible financial or accounting officer of NIC and may give pro forma effect to any cost savings, operating expense reductions or synergies that have been realized during such period as if such actions had been implemented at the beginning of such period and, except as otherwise provided herein, in accordance with Article 11 of Regulation S-X under the Securities Act or any successor provision.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Consolidated Cash Flow Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of NIC to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as NIC may designate.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:

(1) Consolidated Interest Expense; and

(2) all dividends or other distributions paid or accrued on Disqualified Capital Stock of such Person or Preferred Stock of such Person’s Restricted Subsidiaries (except dividends payable in shares of Qualified Capital Stock).

In calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio,”

(1) interest on Indebtedness determined on a fluctuating basis as of the date of determination and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the date of determination;

(2) if interest on any Indebtedness actually incurred on the date of determination may be optionally determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rates, then the interest rate in effect on the date of determination will be deemed to have been in effect during the relevant four-quarter period reference; and

(3) notwithstanding the foregoing, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to interest swap agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Interest Expense” means, with respect to any Person for any period, the aggregate of the net interest expense of such Person and its Consolidated Subsidiaries for such period (after giving effect to any interest income), on a consolidated basis, as determined in accordance with GAAP, including:

(1) all amortization of original issue discount;

(2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person during such period;

(3) net cash payments, if any, made (less any net payments, if any, received) under all Interest Rate Protection Agreements (including amortization of fees);

(4) all capitalized interest;

(5) the interest portion of any deferred payment obligations for such period; and

(6) any interest expense on Indebtedness of another Person (other than Indebtedness incurred under clause (21) of the covenant described under the caption “Certain Covenants—Limitation on Incurrence of Indebtedness” unless NIC or any of its Restricted Subsidiaries makes a payment with respect to such guarantees in which case the interest expense associated with such underlying Indebtedness shall be included) that is guaranteed by NIC or any of its Restricted Subsidiaries or secured by a Lien on assets of NIC or any of its Restricted Subsidiaries, whether or not such guarantees or Liens is called upon;

and excluding:

(a) amortization or write-off of deferred financing fees, debt issuance costs, commissions, fees and expenses; and

(b) any non-cash interest imputed on any convertible debt securities (including the Convertible Subordinated Notes) as in accordance with FSP APB 14-1.

“Consolidated Net Income” means, with respect to any Person for any period, the consolidated net income (or deficit) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP and before any reduction in respect of dividends accrued or paid on any Preferred Stock, if any; provided, that any amounts received from any other Person (other than a Restricted Subsidiary) shall be included in Consolidated Net Income for that period to the extent of the amount that has been actually received by the referent Person or a Restricted Subsidiary of the referent Person in the form of cash dividends or other cash distributions (other than payments in respect of debt obligations), and provided, further, that there shall be excluded:

(1) any restoration to income of any contingency reserve, except to the extent that provision for such contingency reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(2) any gain or loss, together with any related provisions for taxes, realized upon the sale or other disposition (including, without limitation, dispositions pursuant to sale-leaseback transactions) of any property or assets which are not sold or otherwise disposed of in the ordinary course of business (provided that sales of Receivables or interests therein pursuant to Qualified Securitization Transactions shall be deemed to be in the ordinary course of business) and upon the sale or other disposition of any Capital Stock of any Subsidiary of the referent Person;

(3) any extraordinary gain or extraordinary loss together with any related provision for taxes and any one time gains or losses (including, without limitation, those related to the adoption of new accounting standards) realized by the referent Person or any of its Restricted Subsidiaries during the period for which such determination is made;

(4) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); (5) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

(6) for purposes of the covenant described under the caption “Certain Covenants—Limitation on Restricted Payments,” the net income of any Restricted Subsidiary of such Person (other than a Subsidiary Guarantor) which is subject to restrictions which prevent or limit the payment of dividends or the making of distributions to such Person to the extent of such restrictions (except to the extent of the amount of dividends or distributions that have been paid to such Person or one or more Restricted Subsidiary not subject to any such restriction during the relevant period);

(7) non-cash compensation charges resulting from the application of Statement of Financial Accounting Standards No. 123(R), including any such charges resulting from stock options, restricted stock grants, stock appreciation rights or other equity-incentive programs;

(8) effects of adjustments in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or, if applicable, purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes;

(9) any non-cash impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP; and

(10) (a) any net unrealized gain or loss (after any offset) resulting in such period from Commodity Agreements, Currency Agreements, Interest Rate Protection Agreements or other derivative instruments and the application of Statement of Financial Accounting Standards No. 133; and (b) any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Currency Agreements for currency exchange risk).

“Consolidated Net Tangible Assets” as of any date of determination means the total amount of assets of NIC and its Consolidated Subsidiaries after deducting therefrom all current liabilities (excluding any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than twelve months after the time as of which the amount thereof is being computed); total prepaid expenses and deferred charges; and all goodwill, trade names, trademarks, patents, licenses, copyrights and other intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of NIC and its Consolidated Subsidiaries for NIC’s most recently completed fiscal quarter, prepared in accordance with GAAP.

“Consolidated Subsidiary” of any Person means a Restricted Subsidiary which for financial reporting purposes is or, in accordance with GAAP, should be, accounted for by such Person as a consolidated Subsidiary.

“Consolidated Tax Expense” means, with respect to any Person for any period, the aggregate of the U.S. Federal, state and local tax expense attributable to taxes based on income and foreign income tax expenses of such Person and its Consolidated Subsidiaries for such period (net of any income tax benefit), determined in accordance with GAAP other than taxes (either positive or negative) attributable to extraordinary or unusual gains or losses or taxes attributable to sales or dispositions of assets.

“Convertible Subordinated Notes” means NIC’s convertible subordinated notes issued on the Issue Date and any convertible subordinated notes issued pursuant to the exercise of the over-allotment with respect to the convertible subordinated notes issued on the Issue Date.

“Credit Agreement” means that certain ABL Credit Agreement, dated as of June 15, 2007, by and among Navistar, Inc (formerly International Truck and Engine Corporation), IC Bus LLC, SST Truck Company LP, IC Bus of Oklahoma, LLC, Navistar Diesel of Alabama, LLC, Credit Suisse, as Administrative Agent, and the other lenders named therein, providing for up to $200 million of revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time, regardless of whether such amendment, restatement, modification, renewal, refunding, replacement or refinancing is with the same financial institutions or otherwise.

“Credit Facilities” means, with respect to NIC or any of its Restricted Subsidiaries, one or more debt facilities, including, without limitation, the Credit Agreement, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables), letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities or receivables financings that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under the covenant described under the caption “Certain Covenants—Limitation on Incurrence of Indebtedness”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, currency forward, future or option contract or other similar agreement or arrangement.

“DealCor Subsidiaries” means any Subsidiaries owned as of the Issue Date by NIC or one of its Subsidiaries or acquired by NIC or one of its Subsidiaries after the Issue Date whose principal business is owning or operating a dealership that sells products manufactured by NIC or any of its Restricted Subsidiaries.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default (as defined in the Indenture).

“Disqualified Capital Stock” means any Capital Stock that, other than solely at the option of the issuer thereof, by its terms (or by the terms of any security into which it is convertible or exchangeable) is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased, in whole or in part, prior to the first anniversary of the Maturity Date or has, or upon the happening of an event or the passage of time would have, a redemption or similar payment due on or prior to the first anniversary of the Maturity Date, or is convertible into or exchangeable for debt securities at the option of the holder thereof at any time prior to the first anniversary of the Maturity Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Event of Default” has the meaning set forth under “Events of Default” herein.

“Financial Services Segment” means the business NIC and its Subsidiaries consisting of (1) the offer and sale of retail, wholesale and lease financing and/or other financial services products to finance the purchase or lease of products sold by NIC and its Restricted Subsidiaries or other manufacturers whose products are from time to time sold through the dealer network of NIC and its Restricted Subsidiaries (2) the financing of wholesale and retail accounts receivable and (3) captive insurance business.

“Foreign Subsidiary” means any Restricted Subsidiary of NIC that is not organized under the laws of the United States, any state thereof or the District of Columbia and any Subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date, except for any reports required to be delivered pursuant to the covenant described under the caption “Certain Covenants—Reports,” which shall be prepared in accordance with GAAP in effect on the date thereof.

“Government Obligations” means securities which are (i) direct obligations of the United States, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation evidenced by such depositary receipt.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by agreement to keepwell, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business or customary contractual indemnities or warranties not in connection with borrowing money. The term “guarantee” used as a verb has a corresponding meaning.

“Holder” or “Securityholder” means the Person in whose name a Note is registered in the register of Notes.

“incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “incurrence,” “incurred,” “incurable” and “incurring” shall have meanings correlative to the foregoing), provided that:

(1) any Indebtedness or Capital Stock of a Person existing at the time such Person becomes (after the Issue Date) a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) of NIC shall be deemed to be incurred or issued, as the case may be, by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of NIC; and

(2) any amendment, modification or waiver of any document pursuant to which Indebtedness was previously incurred shall not be deemed to be an incurrence of Indebtedness unless and then only to the extent such amendment, modification or waiver increases the principal or premium thereof or interest rate thereon (including by way of original issue discount).

“Indebtedness” means, with respect to any Person, at any date, any of the following, without duplication:

(1) any liability, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by a note, bond, debenture or similar instrument or letters of credit (including a purchase money obligation) or (c) for the payment of money relating to a Capitalized Lease Obligation or other obligation (whether issued or assumed) relating to the accrued purchase price of property or services, but excluding trade accounts payable, deferred expenses, deferred compensation and similar obligations of such Person arising in the ordinary course of business;

(2) all conditional sale obligations and all obligations under any title retention agreement (even if the rights and remedies of the seller under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable, deferred expenses, deferred compensation and similar obligations of such Person arising in the ordinary course of business or earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;

(3) all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction entered into in the ordinary course of business;

(4) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than in connection with property subject to a Qualified Securitization Transaction) on any asset or property (including, without limitation, leasehold interests and any other tangible or intangible property) of such Person, whether or not such Indebtedness is assumed by such Person or is not otherwise such Person’s legal liability; provided, that if the obligations so secured have not been assumed by such Person or are otherwise not such Person’s legal liability, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien or the fair market value of the assets or property securing such Lien;

(5) all Indebtedness of others (including all dividends of other Persons the payment of which is) guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds;

(6) all Disqualified Capital Stock issued by such Person and Preferred Stock of such Person’s Restricted Subsidiary with the amount of Indebtedness represented by such Disqualified Capital Stock or Preferred Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends if any;

(7) all net amounts owing under Interest Rate Protection Agreements, Currency Agreements or Commodity Agreements; and

(8) all Attributable Indebtedness in respect of Sale/Leaseback Transactions entered into by such person.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. Notwithstanding the foregoing, Indebtedness shall not include: (i) any guarantees of obligations of suppliers to NIC or any of its Restricted Subsidiaries that ensure timely delivery of products, tooling and other materials used in the production process or (ii) any customary contractual indemnities or warranties.

The amount of Indebtedness of any Person at any date shall be the outstanding balance without duplication at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date, provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the full amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in accordance with GAAP.

“Initial Subsidiary Guarantor” means Navistar, Inc., a direct subsidiary of NIC that has guaranteed Notes as of the Issue Date.

“Interest Rate Protection Agreement” means any credit default swap or option agreement, interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement (whether from fixed to floating or from floating to fixed), interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement.

“Investment” by any Person means any direct or indirect:

(1) loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property (valued at the fair market value thereof as of the date of transfer) to others or payments for property or services for the account or use of others, or otherwise other than in the ordinary course of business) and any guarantee of Indebtedness of any other Person;

(2) purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness); and

(3) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

If NIC or any Restricted Subsidiary of NIC sells or otherwise disposes of any Capital Stock of a direct or indirect Restricted Subsidiary such that, after giving effect to such sale or disposition, such Person is no longer a Restricted Subsidiary of NIC, NIC will be deemed to have made an Investment on the date of any such sale or other disposition equal to the fair market value of the Investment in such Subsidiary not sold or disposed of. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under the caption “Certain Covenants—Limitation on Restricted Payments” only,

(1) “Investment” shall include the portion (proportionate to NIC’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of NIC at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, that if such designation is made in connection with the acquisition of such Subsidiary or the assets owned by such Subsidiary, the “Investment” in such Subsidiary shall be deemed to be the consideration paid in connection with such acquisition; provided, further, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, NIC shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) NIC’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to NIC’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

“Investment Grade” means:

(1) with respect to S&P any of the rating categories from and including AAA to and including BBB-; and

(2) with respect to Moody’s any of the rating categories from and including Aaa to and including Baa3.

“Issue Date” means October 28, 2009.

“Lien” means, with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting tide or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction but excluding any such filing or agreement which reflects ownership by a third party of

(1) property leased to the referent Person or any of its Restricted Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement or

(2) accounts, general intangibles or chattel paper sold to the referent Person.

“Master Intercompany Agreements” means: (i) the Amended and Restated Master Intercompany Agreement, dated as of April 1, 2007, between Navistar Financial Corporation and Navistar, Inc. (formerly known as International Truck and Engine Corporation), and its related manufacturing subsidiaries and affiliates, as amended to the Issue Date; (ii) the agreement, dated as of December 18, 1986, among Navistar International Corporation Canada, Navistar Financial Corporation Canada Inc. and General Electric Canadian Holdings Limited; (iii) the Intercompany Operating and Partnership Agreement, dated as of December 1, 2008, by and among Navistar Financial, Inc. De C.V., Sociedad Financiera De Objeto Múltiple, E.N.R. and Navistar México, S.A. De C.V., (iv) one or more agreements serving some or all of the same purposes of the agreements listed in clauses (i) through (iii) above entered into after the Issue Date among NIC or one of its Restricted Subsidiaries and one or more other Persons (including one or more Unrestricted Subsidiaries) in the ordinary course of business on terms no less favorable to NIC and its Restricted Subsidiaries than the agreements in clauses (i), (ii) and (iii) and (v) any amendment, modification, supplement or restatement from time to time of the agreements in clauses (i) through (iv); provided that none of the aforementioned agreements shall be amended, modified, supplemented or restated in a manner adverse in any material respect to the interests of NIC and its Restricted Subsidiaries taken as a whole.

“Maturity Date” means November 1, 2021.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Available Proceeds” from any Asset Disposition by any Person means cash or Cash Equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquirer of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom by such Person, including any cash received by way of deferred payment or upon the monetization or other disposition of any non-cash consideration (including notes or other securities) received in connection with such Asset Disposition, net of:

(1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred (including, without limitation, fees and expenses of accountants, brokers, printers and other similar entities) and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition;

(2) all payments made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3) all payments made with respect to liabilities associated with the assets which are the subject of the Asset Disposition, including, without limitation, trade payables and other accrued liabilities;

(4) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition (but excluding any indemnification obligations and severance and other employee termination costs that, by their terms, will not be made prior to the Maturity Date), until such time as such amounts are no longer reserved or such reserve is no longer necessary (at which time any remaining amounts will become Net Available Proceeds to be allocated in accordance with the provisions of clause (3) of the covenant described under the caption “Certain Covenants—Limitation on Certain Asset Dispositions”); and

(5) all distributions and other payments made to minority interest holders, if any, in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Offer to Purchase” means a written offer (the “Offer”) sent by NIC by first class mail, postage prepaid, to each Holder at its address appearing in the register for the Notes on the date of the Offer, offering to purchase up to the principal amount of the Notes in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be not less than 30 days nor more than 60 days after the date of such Offer and a settlement date (the “Purchase Date”) for purchase of such Notes within five Business Days after the Expiration Date. NIC shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to such Trustee) prior to the mailing of the Offer of NIC’s obligation to make an Offer to Purchase, and the Offer shall be mailed by NIC or, at NIC’s request, by the Trustee in the name and at the expense of NIC. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender such Notes pursuant to the Offer to Purchase. The Offer shall also state:

(1) the section of the Indenture pursuant to which the Offer to Purchase is being made;

(2) the Expiration Date and the Purchase Date;

(3) the aggregate principal amount of the outstanding Notes offered to be purchased by NIC pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the section of the Indenture requiring the Offer to Purchase) (the “Purchase Amount”);

(4) the purchase price to be paid by NIC for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to the Indenture) (the “Purchase Price”);

(5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in $2,000 principal amount and integral multiples of $1,000 in excess thereof;

(6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(7) that interest on any Note not tendered or tendered but not purchased by NIC pursuant to the Offer to Purchase will continue to accrue;

(8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

(9) that each Holder electing to tender all or any portion of a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if NIC or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to NIC and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing);

(10) that Holders will be entitled to withdraw all or any portion of Notes tendered if NIC (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration

Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(11) that (I) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, NIC shall purchase all such Notes and (II) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, NIC shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $2,000 or integral multiples thereof shall be purchased); and

(12) that in the case of any Holder whose Note is purchased only in part, NIC shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in all aggregate principal amount equal to and in exchange for the unpurchased portion of the Note or Notes so tendered.

An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

“Pari Passu Debt” means any Indebtedness of NIC or a Subsidiary Guarantor (including Additional Notes) that ranks equal in right of payment with the Notes or the Subsidiary Guarantee, as the case may be.

“Permitted Business” means (1) the lines of business conducted by NIC and its Restricted Subsidiaries on the Issue Date and businesses reasonably related, ancillary or complementary thereto, including reasonably related extensions or expansions thereof, and (2) any unrelated business, to the extent that it is not material in size.

“Permitted Investments” means:

(1) Investments in Cash Equivalents;

(2) guarantees of Indebtedness otherwise permitted under the covenant described under the caption “Certain Covenants—Limitation on Incurrence of Indebtedness” (other than clause (25) thereof);

(3) any Investment by NIC or any Restricted Subsidiary in or relating to a Securitization Subsidiary that, in the good faith determination of NIC, are necessary or advisable to effect any Qualified Securitization Transaction or any repurchase obligation in connection therewith;

(4) deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks;

(5) any acquisition of the Capital Stock of any Person and any Investment in another Person if as a result of such Investment such other Person is merged with or consolidated into, or transfers or conveys all or substantially all of its assets to, NIC or a Restricted Subsidiary of NIC; provided, that after giving effect to any such acquisition or Investment such Person shall become a Restricted Subsidiary of NIC or another Restricted Subsidiary of NIC;

(6) trade receivables and prepaid expenses, in each case arising in the ordinary course of business; provided, that such receivables and prepaid expenses would be recorded as assets of such Person in accordance with GAAP;

(7) endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables;

(8) any swap, hedging or other derivative obligation with an unaffiliated Person otherwise permitted by the Indenture (including, without limitation, any Currency Agreement, Commodity Agreement and any Interest Rate Protection Agreement otherwise permitted by the Indenture);

(9) Investments received as consideration for an Asset Disposition in compliance with the provisions of the Indenture described under the covenant described under the caption “Certain Covenants—Limitation on Certain Asset Dispositions” above;

(10) Investments acquired in exchange for the issuance of Capital Stock (other than Disqualified Capital Stock) of NIC or acquired with the Net Cash Proceeds received by NIC after the Issue Date from the issuance and sale of Capital Stock (other than Disqualified Capital Stock) of NIC; provided that such Net Cash Proceeds are used to make such Investment within 60 days of the receipt thereof and the amount of all such Net Cash Proceeds will be excluded from clause (3)(B) of the first paragraph of the covenant described under the caption “Certain Covenants—Limitation on Restricted Payments” above;

(11) loans and advances to employees made in the ordinary course of business in an aggregate amount not to exceed $10.0 million at any one time outstanding;

(12) Investments outstanding on the Issue Date;

(13) Investments in NIC or a Restricted Subsidiary;

(14) Investments in securities of trade creditors, suppliers or customers received pursuant to any plan of reorganization, restructuring, workout or similar arrangement of such trade creditor, supplier or customer or upon the compromise of any debt created in the ordinary course of business owing to NIC or a Subsidiary, whether through litigation, arbitration or otherwise;

(15) Investments in any Person after the Issue Date having an aggregate fair market value (measured on the date each Investment was made without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are at that time outstanding (after giving effect to any net cash proceeds received from any sale, transfer or other disposition) not to exceed $75.0 million;

(16) Investments in Navistar Financial Corporation, having an aggregate fair market value (measured on the date each Investment was made without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (16) that are at that time outstanding not to exceed $100.0 million;

(17) Investments made pursuant to the Support Agreement or Master Intercompany Agreements;

(18) extensions of loans, trade credit and advances to, and guarantees in favor of customers and suppliers and lease, utility and similar deposits to the extent made in the ordinary course of business; and

(19) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangement with other Persons.

“Permitted Joint Venture” means any Person which is, directly or indirectly, through its subsidiaries or otherwise, engaged principally in any business in which NIC is engaged, or a reasonably related, ancillary or complimentary business, and the Capital Stock of which is owned, or acquired in compliance with the terms of the Indenture, by NIC or a Restricted Subsidiary and owned by one or more Persons other than NIC or any Affiliate of NIC.

“Permitted Liens” mean:

(1) Liens for taxes, assessments and governmental charges (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) that are not yet delinquent or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves have been established or other provisions have been made in accordance with generally accepted accounting principles;

(2) statutory mechanics’, workmen’s, materialmen’s, operators’ or similar Liens imposed by law and arising in the ordinary course of business for sums which are not yet overdue for a period of more than 30 days or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves have been established or other provisions have been made in accordance with generally accepted accounting principles;

(3) minor imperfections of, or encumbrances on, title that do not impair the value of property for its intended use;

(4) Liens (other than any Lien under the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(5) Liens incurred or deposits made to secure the performance of tenders, bids, trade contracts, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

(6) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially adversely affect the use of the subject to property for its present purposes;

(7) Liens (including extensions, replacements and renewals thereof) upon real or tangible personal property acquired after the Issue Date; provided, that

(a) (i) such Lien is created solely for the purpose of securing Indebtedness that is incurred in accordance with the Indenture to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within 180 days after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (ii) such Lien exists on any such property or assets at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price),

(b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and

(c) any such Lien shall not extend to or cover any property or assets of NIC or of any Restricted Subsidiary of NIC other than such item of property or assets and any improvements on such item;

(8) leases or subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of NIC or of any Restricted Subsidiary of NIC;

(9) any interest or title of a lessor in the property subject to any Capitalized Lease Obligation, provided that any transaction related thereto otherwise complies with the Indenture;

(10) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(11) Liens securing judgments or orders, or securing appeal or other surety bonds related to such judgments or orders, against NIC or any Restricted Subsidiary of NIC that does not give rise to an Event of Default;

(12) Liens securing reimbursement obligations with respect to letters of credit incurred in accordance with the Indenture that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(13) Liens in favor of the Trustee arising under the Indenture;

(14) any Lien (including extensions, replacements and renewals thereof) existing on property, shares of stock or Indebtedness of a Person at the time such Person becomes a Restricted Subsidiary of NIC or is merged with or consolidated into NIC or a Restricted Subsidiary of NIC or at the time of sale, lease or other disposition of the properties of any Person as an entirety or substantially as an entirety to NIC or any Restricted Subsidiary of NIC;

(15) Liens on property of any Subsidiary of NIC to secure Indebtedness for borrowed money owed to NIC or to another Restricted Subsidiary of NIC;

(16) Liens in favor of NIC or any Restricted Subsidiary;

(17) Liens existing on the Issue Date including extensions, replacements and renewals thereof, provided that the Lien so extended, replaced or renewed does not extend to any additional property or assets;

(18) Liens in favor of custom and revenue authorities arising as a matter of law to secure payment of nondelinquent customs duties in connection with the importation of goods;

(19) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business that are within the general parameters customary in the industry, in each case securing Indebtedness under any Interest Rate Protection Agreement, Commodity Agreement or Currency Agreement;

(20) Liens encumbering deposits made in the ordinary course of business to secure nondelinquent obligations arising from statutory, regulatory, contractual or warranty requirements of NIC or its Restricted Subsidiaries for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made;

(21) Liens arising out of consignment or similar arrangements for the sale of goods entered into by NIC or any Restricted Subsidiary in the ordinary course of business in accordance with industry practice;

(22) other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $50.0 million at any time;

(23) Liens incurred pursuant to the Master Intercompany Agreements or Support Agreement;

(24) Liens securing Indebtedness otherwise permitted to be incurred under clause (13) of the covenant described under the caption “Certain Covenants—Limitation on the Incurrence of Indebtedness” where the Indebtedness being refunded was secured by a Lien, or amendments or renewals of Liens that were permitted to be incurred; provided that the Lien so extended, renewed or replaced does not extend to any additional property or assets;

(25) Liens under licensing agreements for use of intellectual property entered into in the ordinary course of business; and

(26) Liens securing Indebtedness incurred pursuant to clause (8) of the covenant described under the caption “Certain Covenants—Limitation on Incurrence of Indebtedness;” provided such Liens do not extend to any property or assets of NIC or any Restricted Subsidiary of NIC other than the assets so acquired.

“Person” means any individual, corporation, partnership, limited liability company, joint stock company, joint venture, trust, estate, unincorporated organization or other entity or government or any agency or political subdivision thereof.

“Plan of Liquidation” means, with respect to any Person, a plan (including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously):

(1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the referent Person; and

(2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of the referent Person to holders of Capital Stock of the referent Person.

“Preferred Stock” means, as applied to the Capital Stock of any Person, the Capital Stock of such Person (other than the Common Stock of such Person) of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

“Public Equity Offering” means a public offering for cash by NIC of its Qualified Capital Stock, other than public offerings with respect to NIC’s Qualified Capital Stock registered on Forms S-4 or S-8.

“Qualified Capital Stock” means, with respect to any Person, any Capital Stock of such Person that is not Disqualified Capital Stock or convertible into or exchangeable or exercisable for Disqualified Capital Stock.

“Qualified Non-Cash Proceeds” means any of the following or any combination of the following:

(1) non-current assets that are used or usable in the Permitted Business and

(2) Capital Stock of any Person engaged primarily in the Permitted Business if, in connection with the receipt by NIC or any Restricted Subsidiary of such Capital Stock (a) such Person becomes a Restricted Subsidiary or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, NIC or any Restricted Subsidiary.

“Qualified Securitization Transaction” means any transaction or series of transactions that have been or may be entered into by any of the Restricted Subsidiaries of NIC in connection with or reasonably related to a transaction or series of transactions in which any of the Restricted Subsidiaries of NIC may sell, convey or otherwise transfer to

(1) a Securitization Subsidiary or

(2) any other Person, or may grant a security interest in, any Receivables or interests therein secured by the merchandise or services financed thereby (whether such Receivables are then existing or arising in the future) of any of the Restricted Subsidiaries of NIC, and any assets related thereto including, without limitation, all security or ownership interests in merchandise or services financed thereby, the proceeds of such Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

“Rating Agency” means each of (1) S&P and (2) Moody’s.

“Receivables” means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by any Restricted Subsidiary of NIC of merchandise or services, and monies due thereunder, security or ownership interests in the merchandise and services financed thereby, records related thereto, and the right to payment of any interest or finance charges and other obligations with respect thereto, proceeds from claims on insurance policies related thereto, any other proceeds related thereto, and any other related rights.

“Restricted Subsidiary” means any Subsidiary of NIC that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby NIC or a Restricted Subsidiary transfers such property to a Person and NIC or a Restricted Subsidiary leases it from such Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Subsidiary” means a Subsidiary of NIC existing on the Issue Date or formed or acquired thereafter which engages principally in securitization transactions and in activities reasonably related to or in connection with the entering into of securitization transactions and:

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which

(a) is guaranteed by NIC or any Restricted Subsidiary of NIC,

(b) is recourse to or obligates NIC or any Restricted Subsidiary of NIC in any way other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction or

(c) subjects any property or asset of NIC or any Restricted Subsidiary of NIC, directly or indirectly, contingently or otherwise, to any Lien or to the satisfaction thereof, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction;

(2) with which neither NIC nor any Restricted Subsidiary of NIC

(a) provides any credit support or

(b) has any contract, agreement, arrangement or understanding other than on terms that are fair and reasonable and that are no less favorable to NIC or such Restricted Subsidiary than could be obtained from an unrelated Person (other than, in the case of subclauses (a) and (b) of this clause (2), representations, warranties and covenants (including those relating to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction and intercompany notes relating to the sale of Receivables to such Securitization Subsidiary); and

(3) with which neither NIC nor any Restricted Subsidiary of NIC has any obligation to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve certain levels of operating results. For purposes of the foregoing, Navistar Inc. shall not be deemed to be providing credit support to any Subsidiary of Navistar Financial Corporation that would otherwise qualify as a Securitization Subsidiary as a result of the terms of the Support Agreement in which Navistar Inc. agrees to provide credit support directly to Navistar Financial Corporation for the benefit of its lenders (but not any other provisions).

“Shy Settlement” means that certain Amended and Restated Settlement Agreement dated June 30, 1993 in reference to the class action of Shy et. Al v. Navistar, Civil Action No. C-3-92-333 (S.D. Ohio).

“Significant Subsidiary” means any Subsidiary , or group of Subsidiaries, that would, taken together, be a “Significant Subsidiary” of the Company as defined in Article 1, Rule 1-02 of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any security or Indebtedness of a Person, the date specified therein as the fixed date on which any principal of such security or Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase thereof at the option of the holder thereof).

“Subsidiary” of any Person means

(1) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Restricted Subsidiaries of such Person or by such Person and one or more Restricted Subsidiaries of such Person or

(2) any other Person (other than a trust formed in connection with a Qualified Securitization Transaction) in which such Person, a Restricted Subsidiary of such Person or such Person and one or more Restricted Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, have at least a majority ownership interest.

“Subsidiary Guarantee” means the guarantee of the Notes by the Initial Subsidiary Guarantor and each Subsidiary Guarantee of the Notes issued pursuant to the covenant described under the caption “Certain Covenants—Limitation on Guarantees by Restricted Subsidiaries” above.

“Subsidiary Guarantor” means the Initial Subsidiary Guarantor and each Restricted Subsidiary of NIC that becomes a guarantor of the Notes pursuant to the covenant described under the caption “Certain Covenants—Limitation on Guarantees by Restricted Subsidiaries” above.

“Support Agreement” means the Side Agreement dated as of July 1, 2005, as amended to the Issue Date between NIC and Navistar, Inc. (formerly known as International Truck and Engine Corporation), as it may be amended, modified, supplemented, restated or renewed from time to time; provided that such agreement shall not be amended, modified, supplemented, restated or renewed in a manner adverse in any material respect to the interests of NIC and its Restricted Subsidiaries taken as a whole.

“Tax Allocation Agreement” means the Tax Allocation Agreement among NIC and its Subsidiaries, effective as of April 14, 2008, as it may be amended and/or supplemented from time to time; provided that no such amendment or supplement shall be adverse in any material respect to the interests of NIC and its Restricted Subsidiaries taken as a whole.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to November 1, 2014; provided, however, that if the period from the redemption date to November 1, 2014, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to November 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means:

(1) each of Navistar Financial Corporation; Navistar Financial S.A. de C.V. SOFOM E.N.R.; Navistar Comercial, S.A. de C.V.; Servicios Corporativos Navistar, S.A. de C.V.; Transproteccion Agente de Seguros, S.A. de C.V. Harbour Assurance Company of Bermuda Limited; Navistar Leasing Services Corporation f/k/a Harco Leasing Company, Inc.; Navistar Acceptance Corporation Limited; International Truck and Engine Corporation US Holding Company, LLC; International Truck and Engine Corporation Cayman Islands Holding Corporation; International Truck and Engine Investments Corporation; Blue Diamond Truck, S. de R.L. de C.V.; Blue Diamond Parts, LLC, International Dealcor Operations, Ltd.; Diamond Force Engineering LLC; International Truck and Engine Mauritius Holding Ltd.; International Truck Leasing Corp.; Navistar Financial Retail Receivables Corporation; Navistar Financial Securities Corporation; Truck Engine Receivables Financing Co.; Truck Retail Accounts Corporation; Truck Retail Installment Paper Corp.; Navistar Cayman Islands Intellectual Property Company; Navistar Luxembourg Intellectual Property Company; World Truck Rapid Service, LLC; World Truck Rapid Service of Alsip; LLC; Cumberland Servicenter, Inc.; Custom Chassis Products, LLC; Navistar Cayman Islands Sourcing Company; Navistar China Sourcing LLC; Navistar (Shanghai) Trading Co. Ltd.; Mahindra Navistar Automotives Limited; Mahindra Navistar Engines Private Limited; all DealCor Subsidiaries and all Securitization Subsidiaries in existence as of the Issue Date and their respective Subsidiaries until such time as it is designated a Restricted Subsidiary pursuant to the second succeeding sentence;

(2) any Subsidiary of NIC (other than Navistar, Inc. as long as its Subsidiary Guarantee is in effect) that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(3) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of NIC (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock of, or holds any Lien on any property of, NIC or any other Restricted Subsidiary of NIC; provided, that either

(1) the Subsidiary to be so designated has total assets of $1,000 or less or

(2) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under the caption “Certain Covenants—Limitation on Restricted Payments.”

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation (a) if such Unrestricted Subsidiary at such time has Indebtedness, NIC could incur $1.00 of additional Indebtedness under clause (1) of the covenant described under the caption “Certain Covenants—Limitation on Incurrence of Indebtedness” and (b) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced by NIC to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors or other governing body of such Person.

PLAN OF DISTRIBUTION

We may sell the Notes being offered directly to one or more purchasers, through agents, to or through underwriters or dealers, or through a combination of any such methods of sale. The distribution of the Notes may be effected from time to time in one or more transactions at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may offer and sell the Notes from time to time to certain of our pension plans. The prospectus supplement will set forth the terms of the offering, including the names of any underwriters, dealers or agents, the purchase price of the Notes and the proceeds to us from such sale, any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price and any discounts or concessions allowed or paid to dealers or any securities exchange on which the Notes may be listed. Any initial public offering price, discounts or concessions allowed or paid to dealers may be changed from time to time.

Any discounts, concessions or commissions received by underwriters or agents and any profits on the resale of the Notes by them may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered Notes will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such Notes, if any are purchased. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell the Notes covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Under certain circumstances, we may repurchase the Notes and reoffer them to the public as set forth above. We may also arrange for repurchase and resale of such offered Notes by dealers.

We may also offer and sell the Notes, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

We may authorize underwriters, dealers or other persons acting as agents for them to solicit offers by certain institutions to purchase the Notes from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve such institutions. The obligations of any purchaser under any such contract will be subject to the conditions that the purchase of the offered Notes shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

The Notes will be issued as additional notes under the Indenture governing the Existing Senior Notes. The Notes are expected to be treated as a single class with the Existing Senior Notes for all purposes and will have the same terms as those of the Existing Senior Notes. The notes will have the same CUSIP number and will be fungible with the Existing Senior Notes. Although there is presently a trading market for the Existing Senior Notes, we can make no assurance as to the maintenance or liquidity of that trading market.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act, or our agents, underwriters, dealers and remarketing firms may be entitled to contribution with respect to payments that such parties may be required to make in respect thereof. Our agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the Notes in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the Notes originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the Notes to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

Kirkland & Ellis LLP (a partnership that includes professional corporations), Chicago, Illinois will issue an opinion about certain legal matters with respect to the securities.

EXPERTS

The consolidated financial statements of Navistar International Corporation and subsidiaries as of October 31, 2012 and 2011, and for each of the years in the three-year period ended October 31, 2012 and management’s assessment of the effectiveness of internal control over financial reporting as of October 31, 2012, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Navistar International Corporation

8.25% Senior Notes due 2021

PROSPECTUS

The date of this prospectus is March 27, 2013.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, to be paid solely by NIC, in connection with the issuance and distribution of the securities being registered hereby:

Securities and Exchange Commission registration fee		$(1)
FINRA filing fee		(2)
Printing expense		(2)
Accounting fees and expense		(2)
Legal fees and expense		(2)
Trustee’s fees and expenses		(2)
Miscellaneous expenses		(2)

Total	$

(1)	Deferred in reliance on Rule 456(b) and 457(r) of the Securities Act.
(2)	The estimated amounts of fees and expenses to be incurred in connection with any offering of securities pursuant to this registration statement will be determined from time to time and reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the Delaware General Corporation Law, as the same exists or may hereafter be amended (the “DGCL”), provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Article Eighth of NIC’s certificate of incorporation includes a provision which eliminates directors’ personal liability to the fullest extent permitted under the DGCL. Under Article Ninth of NIC’s certificate of incorporation and Article XII of its by-laws, as amended, NIC shall indemnify any person who was or is made a party or is threatened to be made party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of NIC (including any predecessor corporation of NIC), or is or was serving at the request of NIC as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the DGCL. Such right of indemnification shall be a contract right and shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire under any statute, NIC’s certificate of incorporation, NIC’s by-laws, agreement, vote of stockholders or disinterested directors or otherwise. NIC also maintains a policy of directors and officers liability insurance covering certain liabilities incurred by its directors and officers in connection with the performance of their duties.

The foregoing statements are subject to the detailed provisions of the DGCL and the certificate of incorporation and bylaws of NIC.

Item 16. Exhibits.

Reference is made to the attached Exhibit Index, which is incorporated herein by reference.

Item 17. Undertakings.

(a)	Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was deemed effective.

(3)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(7)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15, or otherwise, each of the registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lisle, State of Illinois, on March 27, 2013.

NAVISTAR INTERNATIONAL CORPORATION

/s/ Lewis B. Campbell
Executive Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on March 27, 2013:

Signature	Capacity

/s/ Lewis B. Campbell Lewis B. Campbell	Executive Chairman and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Andrew J. Cederoth Andrew J. Cederoth	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Richard C. Tarapchak Richard C. Tarapchak	Vice President and Controller (Principal Accounting Officer)

/s/ John D. Correnti John D. Correnti	Director

/s/ Michael N. Hammes Michael N. Hammes	Director

/s/ Vincent J. Intrieri Vincent J. Intrieri	Director

/s/ James H. Keyes James H. Keyes	Director

/s/ Stanley A. McChrystal Stanley A. McChrystal	Director

/s/ Samuel J. Merksamer Samuel J. Merksamer	Director

/s/ John C. Pope John C. Pope	Director

/s/ Dennis D. Williams Dennis D. Williams	Director

/s/ Mark H. Rachesky Mark H. Rachesky	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lisle, State of Illinois, on March 27, 2013.

NAVISTAR INC.

/s/ Lewis B. Campbell
Executive Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on March 27, 2013:

Signature	Capacity

/s/ Lewis B. Campbell Lewis B. Campbell	Executive Chairman and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Andrew J. Cederoth Andrew J. Cederoth	Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer)

/s/ Troy A. Clarke Troy A. Clarke	Director

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

4.1†	Indenture for Senior Notes, dated as of October 28, 2009, among Navistar International Corporation, Navistar Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K dated October 22, 2009 and filed October 28, 2009, Commission File Number 001-09618).

5.1	Opinion of Kirkland & Ellis LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of KPMG LLP.

23.4	Consent of Kirkland & Ellis LLP (to be included in Exhibit 5.1).

24.1	Powers of Attorney.

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Indenture for Senior Notes.

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 8-K.
†	Previously filed.